Exhibit 4.30

締結版

－借入人－

株式会社 UBIC

－貸付人－

株式会社三井住友銀行

タームローン契約書

目次

項目　頁

第 1 章　用語の定義……1
第 1-1 条　用語の定義……1
第 2 章　貸付に関する条項……5
第 2-1 条　貸付主要条件……5
第 2-2 条　貸付義務負担の前提条件……8
第 2-3 条　貸付の実行に関する条項……10
第 2-4 条　貸付人の免責……10
第 2-5 条　増加費用……11
第 3 章　借入人による表明及び保証……11
第 3-1 条　借入人による表明及び保証……11
第 4 章　借入人の義務……13
第 4-1 条　借入人の義務……13
第 4-2 条　借入人の義務（環境社会配慮）……16
第 5 章　期限の利益喪失事由……16
第 5-1 条　期限の利益喪失事由……16
第 6 章　貸付義務の終了……18
第 6-1 条　貸付義務の終了……18
第 7 章　債務の弁済に関する条項……18
第 7-1 条　借入人の債務の履行……18
第 7-2 条　相殺……19
第 8 章　期限前弁済に関する条項……20
第 8-1 条　任意期限前弁済に関する条項……20
第 8-2 条　強制期限前弁済に関する条項……20
第 9 章　その他の条項……21
第 9-1 条　第三者からの回収等……21
第 9-2 条　地位の譲渡……22
第 9-3 条　貸付実行後の譲渡……23
第 9-4 条　一般規定……23
別紙 1　契約当事者の連絡先及び通知方法
別紙 2　元本弁済予定表、利払日予定表

本契約は、株式会社 UBIC を借入人とし、株式会社三井住友銀行を貸付人として、2015 年 11 月 30 日付で以下の通り合意された。

第 1 章　用語の定義

第 1-1 条　用語の定義

次に掲げる各用語は、文脈上別義であることが明白である場合を除き、本契約において次に定める意味を有する。なお、本契約において特定の法令の条文が引用されている場合には、変更又は改正後の当該条文を含むものとする。

1.	「売主」	ANDATHA INTERNATIONAL, INC.、EVOLVE DISCOVERY PA, LLC、EVOLVE DISCOVERY LA, LLC、EVOLVE DISCOVERY PORTLAND, LLC 及び EVOLVE DISCOVERY SEATTLE, LLC を総称していう。
2.	「営業日」	日本、ニューヨーク又はロンドンにおいて銀行が休日とされる日以外の日をいう。
3.	「貸付義務」	貸付実行日において、本契約に定める条件に従い、貸付人が借入人に対して本貸付を実行する義務をいう。
4.	「貸付実行日」	本貸付が実行される日であって、第 2-1 条(1)に定める日をいう。
5.	「貸付不能事由」	以下に定める事由により、貸付人が資金調達できないことにより貸付の実行が不可能となることをいい、その発生及び解消については貸付人が合理的に判断する。①天災・戦争・テロ攻撃の勃発、②米ドル建の貸付・借入が不可能となる電気・通信・各種決済システムの停止・不通・障害、③関連するインターバンク市場等において銀行が一般的に該当する貸付通貨の資金貸借取引を行い得ないこととなった事態、又は④その他貸付人の責によらない事由。
6.	「環境社会配慮」	自然のみならず、非自発的住民移転や先住民族等の人権の尊重その他の社会面を含む環境への配慮をいう。
7.	「公租公課等」	日本において課せられ得る所得税、法人税、その他の税金等、全ての公租又は公課をいう。

- 1-

8.	「支払時限」	本契約上に弁済期日の定めのある場合における、かかる弁済期日の正午をいう。
9.	「清算金」	本貸付の利払日以外の日に元本の弁済又は相殺がなされた場合における再運用利率が適用金利を下回る場合において清算されるべき金員をいい、かかる弁済又は相殺がなされた元本金額に再運用利率と基準金利の差及び残存期間の実日数を乗じて算出される。なお「残存期間」とは、弁済又は相殺がなされた日（同日を含む。）から直後の利払日（同日を含む。）までの期間をいい、「再運用利率」とは、弁済又は相殺がなされた元本金額を残存期間にわたって関連するインターバンク市場等で再運用すると仮定した場合の利率として貸付人が合理的に決定した利率をいう。また、かかる清算金の算出方法は、後落しの片端による日割計算とし、除算は最後に行い、1 円未満又は USD0.01 未満は切り捨てる。
10.	「増加費用」	①法令等の制定、変更若しくはその解釈若しくは運用の変更、②準備金の設定若しくはその増額、又は③会計上の規制若しくは運用の変更等によって、貸付人による本貸付の実行若しくは維持、貸付義務の維持、又は権利の保全に関する費用が著しく増加した場合（但し、貸付人の課税所得の税率変更に起因する増加は除く。）における、当該増加分（貸付人が合理的に計算した金額による。）をいう。
11.	「対象会社」	EvD, Inc.をいう。
12.	「対象会社株式」	対象会社が発行する株式をいう。
13.	「対象事業」	対象会社が実施する法的紛争及び訴訟時の証拠保全等の電子データ収集及び分析に関する事業をいう。
14.	「トランシェ」	トランシェ A 及びトランシェ B を総称して又は個別にいう。
15.	「トランシェ A」	トランシェ A-1 及びトランシェ A-2 を総称して又は個別にいう。
16.	「トランシェ A 貸付残高」	トランシェ A に係る本貸付未払金の元本合計金額をいう。

- 2-

17.	「トランシェB」	トランシェ B-1 及びトランシェ B-2 を総称して又は個別にいう。
18.	「トランシェB貸付残高」	トランシェ B に係る本貸付未払金の元本合計金額をいう。
19.	「日本営業日」	日本において銀行が休日とされる日以外の日をいう。
20.	「反社会的行為」	以下のいずれかに該当する行為をいう。①暴力的な要求行為、②法的な責任を超えた不当な要求行為、③取引に関して、脅迫的な言動をし、若しくは暴力を用いる行為、④風説を流布し、偽計若しくは威力を用いて貸付人の信用を毀損し、又は貸付人の業務を妨害する行為、又は⑤その他上記①ないし④に準ずる行為
21.	「反社会的勢力」	以下のいずれかに該当する者をいう。①暴力団（その団体の構成員（その団体の構成団体の構成員を含む。）が集団的に又は常習的に暴力的不法行為等を行うことを助長するおそれがある団体をいう。以下同じ。）、②暴力団員（暴力団の構成員をいう。以下同じ。）及び暴力団員でなくなったときから 5 年を経過しない者、③暴力団準構成員（暴力団員以外の暴力団と関係を有する者であって、暴力団の威力を背景に暴力的不法行為等を行うおそれがあるもの、又は暴力団若しくは暴力団員に対し資金、武器等の供給を行うなど暴力団の維持若しくは運営に協力し、若しくは関与するものをいう。以下同じ。）、④暴力団関係企業（暴力団員が実質的にその経営に関与している企業、暴力団準構成員若しくは元暴力団員が経営する企業で暴力団に資金提供を行うなど暴力団の維持若しくは運営に積極的に協力し若しくは関与する企業又は業務の遂行等において積極的に暴力団を利用し暴力団の維持若しくは運営に協力している企業をいう。）、⑤総会屋等（総会屋、会社ゴロ等企業等を対象に不正な利益を求めて暴力的不法行為等を行うおそれがあり、市民生活の安全に脅威を与える者をいう。）、⑥社会運動等標ぼうゴロ（社会運動若しくは政治活動を仮装し、又は標ぼうして、不正な利益を求めて暴力的不法行為等を行うおそれがあり、市民生活の安全に脅威を与える者をいう。）、⑦特殊知能暴力集団等（上記①ないし⑥に掲げる者以外の、暴力団との関係を背景に、その威力を用い、又は暴力団と資金的なつながりを有し、構造的な不正の中核となっている集団又は個人を

- 3-

いう。）、又は⑧その他上記①ないし⑦に準ずる者

22.　「反社会的勢力関係者」　以下のいずれかに該当する者をいう。①反社会的勢力が経営を支配していると認められる関係を有する者、②反社会的勢力が経営に実質的に関与していると認められる関係を有する者、③自己若しくは第三者の不正の利益を図る目的又は第三者に損害を加える目的をもってするなど、不当に反社会的勢力を利用していると認められる関係を有する者、④反社会的勢力に対して資金等を提供し又は便宜を供与するなどの関与をしていると認められる関係を有する者、又は⑤役員又は経営に実質的に関与している者が反社会的勢力と社会的に非難されるべき関係を有する者

23.　「ブリッジローン契約」　本件買収に係る株式取得資金及びそれに付随する費用の支払を資金使途とする、借入人及び貸付人の間で締結された平成 27 年 7 月 27 日付手形貸付借入申込書をいう。

24.　「弁済期日」　本貸付に係る元本及び利息その他の金員について、本契約に従って支払を行うべき日として定められる日をいう。

25.　「法令等」　融資関連契約、融資関連契約に基づく取引又は融資関連契約の当事者に適用される条約、法律、条例、政令、省令、規則、告示、判決、決定、仲裁判断、通達及び関係当局の政策をいう。

26.　「本貸付」　本契約に基づき貸付人により実行される金銭消費貸借取引をいう。

27.　「本貸付実行金」　各トランシェについて、本貸付により貸付人が借入人に対して貸し付ける金員をいう。なお、本貸付実行金の金額を「本貸付実行金額」という。

28.　「本貸付未払金」　各トランシェについて、本貸付に係る元本、利息、遅延損害金、清算金その他本契約に基づき借入人が当該本貸付について支払義務を負担する全ての金員をいう。なお、当該金員の額を「本貸付未払金額」という。

29.　「本件担保契約」　借入人、対象会社及び貸付人の間で締結される予定の、対象会社株式に関する担保権設定契約をいう。

- 4-

30.	「本件買収」	借入人が、本件買収関連契約にしたがって、対象会社の発行済株式総数の100%を取得することをいう。
31.	「本件買収関連契約」	本件買収契約及び本件買収契約に定義する Transaction Documents（その後の修正及び変更を含む。）をいう。
32.	「本件買収契約」	売主、借入人及び対象会社の間で締結された2015年7月31日付 Stock Purchase Agreement（その後の修正及び変更を含む。）をいう。
33.	「本件約束手形」	本件買収契約において定義される「Promissory Note」をいう。
34.	「融資関連契約」	本契約及び本件担保契約を総称していう。
35.	「ロンドン営業日」	ロンドンにおいて銀行が休日とされる日以外の日をいう。
36.	「USD」「米ドル」	アメリカ合衆国の法定通貨をいう。

第2章　貸付に関する条項

第2-1条　貸付主要条件

(1)　貸付義務

貸付人は、借入人に対し、本契約の諸条項に従い、下記の要項により、貸付義務を負担する。

本貸付実行金額	各トランシェについて、以下の金額を本貸付実行金額とする。 トランシェ A-1：9,120,000米ドル トランシェ A-2：755,000,000円 トランシェ B-1：1,100,000米ドル トランシェ B-2：98,000,000円
貸付実行日	トランシェ A：2015年12月24日 トランシェ B：2016年8月30日

- 5-

貸付の実行回数	貸付人は、本契約に定める条件に従い、借入人に対し、各トランシェについて、本貸付を1回のみ実行する義務を負担する。

(2)　本貸付

貸付人は、本契約の諸条項に従い、下記の要項により、借入人に対し、本貸付を行うものとする。

資金使途	トランシェ A：借入人は、貸付実行日に本貸付が実行された場合、本貸付金の全額に相当する金額を、ブリッジローン契約に基づく貸付人に対する借入の返済及び本件買収関連費用の支払に充当するものとする。 トランシェ B：借入人は、貸付実行日に本貸付が実行された場合、本件買収契約に基づき本件約束手形に関して支払った金額、又は当該支払いのために借入人が貸付人又は貸付人以外の金融機関から行った借入の返済に充当するものとする。
貸付通貨	トランシェ A-1：米ドル トランシェ A-2：日本円 トランシェ B-1：米ドル トランシェ B-2：日本円
満期日	別紙 2 の元本弁済予定表において「満期日」として記載された、トランシェ毎に決定される日
元本弁済日	別紙 2 の元本弁済予定表の「元本弁済日」欄に記載された、トランシェ毎に決定される各日
元本弁済方法	元本弁済日に、当該元本弁済日に対応する元本弁済金額（別紙2に記載の通り。）の元本を支払う。
期限前弁済	別途本契約に定める通り。
金利期間	利払日に支払う利息の計算期間。各トランシェについて、第 1 回の利払日に支払う利息の計算期間（この期間を「第 1 回の金利期間」といい、第 2 回以降についても同様にいう。）は貸付実行日（同日を含む。）から第 1 回の利払日（同日を含む。）までの期間。第 2 回以降の金利期間については直前の金利期間の末日（同日を含む。）から次に到来する利払日（同日を含む。）までの期間。
適用金利	トランシェ A-1：基準金利にスプレッドを加算した利率

- 6-

トランシェ A-2：年率 0.46% トランシェ B-1：基準金利にスプレッドを加算した利率 トランシェ B-2：基準金利にスプレッドを加算した利率
基準金利	各金利期間について、その直前の金利期間に係る利払日（但し、第 1 回の金利期間については貸付実行日）の 2 ロンドン営業日前（トランシェ B-2 については、2 日本営業日前）の日（この日を「利率決定日」という。）の午前 11 時又は午前 11 時に可及的に近い午前 11 時以降の時点において ICE Benchmark Administration Limited（又はその承継機関）（米ドル LIBOR の場合）又は全銀協 TIBOR 運営機関（又はその承継機関）（日本円 TIBOR の場合）が公表する以下の銀行間オファードレートのうち、6 ヶ月に対応した利率。但し、何らかの理由でかかる利率が公表されない場合には、利率決定日において関係するインターバンク市場等におけるかかる金利期間に対応する期間の該当する貸付通貨のオファードレートとして貸付人が合理的に決定する利率（年率で表わされる。）。疑義を避けるために言えば、トランシェ B の第 1 回の金利期間についても上記が適用される。 トランシェ A-1：米ドル LIBOR トランシェ B-1：米ドル LIBOR トランシェ B-2：日本円 TIBOR
スプレッド	トランシェ A-1：年率 0.3125% トランシェ B-1：年率 0.3125% トランシェ B-2：年率 0.30%
利払日	別紙 2 の本貸付の利払日予定表の「利払日」欄に記載された、トランシェ毎に決定される各日
利息支払方法	貸付人の各金利期間における本貸付未払金の元本金額に、適用金利及び当該金利期間の実日数（後落しによる片端）を乗じて日割計算により算出した利息の合計額（除算は最後に行い、1 円未満又は USD0.01 未満は切り捨てる。）を後払いにより当該金利期間に係る利払日に支払う。
休日処理	元本及び利息の弁済期日が営業日以外の日に該当することとなった場合には翌営業日を弁済期日とするが、かかる翌営業

- 7-

日が翌暦月となる場合には直前の営業日を弁済期日とする。

(3) その他

ベース日数	本契約に基づき日割計算を行う場合には、本契約に別段の定めがない場合、米ドル建ての場合は 1 年を 360 日として、日本円建ての場合は、1 年を 365 日としてそれぞれ計算を行うものとする。	
借入人決済口座	日本円決済口座	借入人が株式会社三井住友銀行五反田支店に有する、日本円建資金の決済のための普通預金口座（口座番号 7972989、口座名義：株式会社 UBIC）
	米ドル決済口座	借入人が株式会社三井住友銀行 五反田支店に有する、米ドル建資金の決済のための外貨普通預金口座（口座番号 0209010、口座名義：株式会社 UBIC）
適用外国為替レート	本契約において外貨を円貨に換算する場合（又は円貨を外貨に換算する場合）には、本契約に別段の定めがない場合、外国為替相場については、1 米ドルを 124.08 円とするレートを適用するものとする。本契約で別段の定めがある場合を除き、本契約において米ドルと日本円の通算が必要な場合には、適用外国為替レートを用いて日本円に換算するものとする。	

第 2-2 条　　貸付義務負担の前提条件

(1) トランシェ A に関する貸付義務負担の前提条件は以下の各条件とする。

① 第 2-4 条の規定に基づき貸付人の貸付義務が免除されていないこと。

② 借入人が、トランシェ A に関する貸付実行日の 3 営業日前の日までに、以下の全ての書類を貸付人に提出していること。但し、第 4-1 条第(1)項に基づき提出済みであって、その内容に変更がない場合には改めての提出は要さないものとする。

(a) 本契約に記名捺印する借入人代表者の印鑑証明書（但し、受領日の 3 ヶ月前の日以降に発行され、かつ貸付実行日現在有効なもの。）

(b) 商業登記簿謄本（但し、受領日の 3 ヶ月前の日以降に発行され、かつ貸付実行日現在有効なもの。）

(c) 定款（原本証明付写し）

(d) 貸付人所定の様式の印鑑又は署名の届出

- 8-

(e) 本件買収契約の写し

③ 借入人決済口座が全て開設されていること。

④ いかなる期限の利益喪失事由も発生し、かつ継続していないこと。

⑤ 表明保証事項がいずれも真実かつ正確であること。

⑥ 本件買収関連契約に基づく本件買収の実行は完了しており、取消又は無効の対象とされていないこと。

⑦ 貸付人の承諾なく（当該承諾は不合理に留保又は遅延されない。）、本件買収関連契約が終了しておらず（本件買収の実行完了によるものを除く。）、また、本件買収関連契約につき重大な変更又は修正が行われていないこと。

⑧ ブリッジローン契約について、同契約に規定する期限の利益喪失事由が発生していないこと。

⑨ ブリッジローン契約に基づく借入人の貸付人に対する債務の全額について本契約に基づくトランシェAにかかる貸付実行日以降速やかに完済されることが確実であること。

⑩ 本件担保契約がトランシェAにかかる貸付実行日（本号においてはニューヨーク時間を含む。）において締結され、かつ対象会社株式について、本件担保契約にしたがって、貸付人を担保権者として、有効で、対抗力を有し、かつ第一順位の担保権が設定されることが確実であること。

(2) トランシェBに関する貸付義務負担の前提条件は以下の各条件とする。

① 第2-4条の規定に基づき貸付人の貸付義務が免除されていないこと。

② 借入人が、トランシェBに関する貸付実行日の3営業日前の日までに、以下の全ての書類を貸付人に提出していること。但し、第2-2条第(1)項又は第4-1条第(1)項に基づき提出済みであって、その内容に変更がない場合には改めての提出は要さないものとする。

(a) 本契約に記名捺印する借入人代表者の印鑑証明書（但し、受領日の3ヶ月前の日以降に発行され、かつ貸付実行日現在有効なもの。）

(b) 商業登記簿謄本（但し、受領日の3ヶ月前の日以降に発行され、かつ貸付実行日現在有効なもの。）

(c) 定款（原本証明付写し）

(d) 貸付人所定の様式の印鑑又は署名の届出

(e) 本件買収契約の写し

(f) 借入人が本件買収契約にしたがって本件約束手形の支払いを完了したことを証する書面

- 9-

③　借入人決済口座が全て維持されていること。

④　いかなる期限の利益喪失事由も発生し、かつ継続していないこと。

⑤　表明保証事項がいずれも真実かつ正確であること。

⑥　本件買収関連契約に基づく本件買収が取消又は無効の対象とされていないこと。

⑦　貸付人の承諾なく（当該承諾は不合理に留保又は遅延されない。）、本件買収関連契約が終了しておらず（本件買収の実行完了によるものを除く。）、また、本件買収関連契約につき重大な変更又は修正が行われていないこと。

⑧　本件約束手形の支払いが、本件買収契約にしたがって完了していること。

第2-3条　貸付の実行に関する条項

(1)　貸付人は、次項に基づく通知を行わず、かつ、前条にしたがって貸付義務負担の前提条件が全て充足される場合、貸付通貨に係る借入人決済口座へ入金する。貸付通貨に係る借入人決済口座へ入金した時点をもって、かかる本貸付の実行がなされたものとする。貸付人は、当該貸付実行日の午前 11 時までに、上記送金手続を完了するよう最大限の努力をするものとする。

(2)　貸付人が、貸付義務負担の前提条件の全部又は一部が充足されないことを理由に、本貸付を実行しないことを決定した場合は、その旨の理由を付して借入人に通知できる。但し、かかる条件が全て充足されているにもかかわらず本貸付が実行されなかった場合には、貸付人は貸付義務違反による責任を免れることはできない。

(3)　貸付人が本貸付を実行できなかったことにより、貸付人に損害、損失及び費用（損害又は損失を被らないようにするために支出した費用、損害又は損失を回復するために支出した費用及び弁護士費用を含むが、これらに限らない。）が発生した場合には、借入人がこれを負担する。但し、本貸付を実行しないことが貸付人の貸付義務違反にあたる場合には、この限りではない。

第2-4条　貸付人の免責

(1)　貸付人について貸付不能事由が発生したと貸付人が判断した場合、貸付人は、その旨を書面により直ちに借入人に通知する。

(2)　前項による通知がなされた後に、貸付人がかかる貸付不能事由が解消したと判断した場合には、貸付人は、かかる貸付不能事由が解消した旨を直ちに借入人に通知する。

(3)　借入人が、本条第(1)項の通知を受領した日（同日を含む。）から、前項の通知を受領する日（同日を含む。）までの期間（本契約において、「貸付不能期間」という。）中は、貸付人の貸付義務は免除される。

- 10-

第2-5条　　増加費用

(1)　増加費用が発生した場合、貸付人は、借入人に対し、増加費用の発生に係る合理的な理由を付して、書面による通知を行うことにより、(i)借入人による増加費用の負担又は(ii)(a)貸付人の貸付義務の消滅若しくは(b)本契約の終了（但し、(a)又は(b)のいずれかについては貸付人が明示するものとする。）のいずれかを選択するよう借入人に対し請求することができる。借入人は、かかる請求の通知に対し、当該通知が借入人に到達した日の 15 日本営業日後の日までに、貸付人に対し、書面による通知により回答する。

(2)　前項の貸付人による請求に対し、借入人が(i)増加費用の負担を選択する場合には、借入人は、貸付人に対し、前項に定める借入人の貸付人に対する回答が行われた日の 5 日本営業日後の日に当該費用に相当する金員を本契約の規定に従い支払う。

(3)　本条第(1)項の請求に対し、借入人が(ii)貸付人の貸付義務の消滅又は本契約の終了を選択する場合には、借入人は、貸付人に対して、その旨を書面により通知する。

(4)　貸付人が、本条第(1)項の請求にて(ii)(a)貸付人の貸付義務の消滅を明示した場合において、前項の通知がなされた場合、かかる通知が貸付人に到着した日（以下、本条において「貸付義務消滅日」という。）をもって、貸付人の貸付義務は消滅する。

(5)　貸付人が、本条第(1)項の請求にて(ii)(b)本契約の終了を明示した場合において、本条第(3)項の通知がなされた場合、かかる通知が貸付人に到着した日（以下、本条において「本契約終了日」という。）をもって、本契約は終了する。この場合、借入人は、本契約に基づき貸付人に対して負担する全ての債務を、貸付人に対し、本契約終了日の 5 日本営業日後の日に、本契約の規定に従い履行する。なお、借入人が貸付人に対する本契約上の全ての債務の履行を完了するまでは、かかる債務の履行に関する限り、本契約の関連条項は有効に存続する。

第3章　　借入人による表明及び保証

第3-1条　　借入人による表明及び保証

借入人は、貸付人に対し、本契約締結日及び本貸付の各貸付実行日において、次の各号に記載された事項（但し、本契約締結日においては、本件担保契約に関する事項を除く。）が真実に相違ないことを表明及び保証し、後日それが真実でないことが判明したときは、直ちにその旨を貸付人に書面により通知するとともに、それにより貸付人に生じた損失、経費その他の損害の一切を負担する。

①　借入人は、日本法に準拠して適法に設立され、かつ現在有効に存続する株式会社であること。

②　借入人は、融資関連契約を締結し履行するために必要な法律上の完全な権利能力を有し、借入人による融資関連契約の締結及び履行並びにそれに基づく取引は、借入人の会社の目的の範囲内の行為であり、借入人はこれらについて法令等、定款、その他の社内規則において必要とされる全ての手続を完了していること。

- 11-

③　借入人による融資関連契約の締結及び履行並びにそれに基づく取引は、(i)借入人を拘束する法令等に反することはなく、(ii)借入人の定款その他の社内規則に反することはなく、また、(iii)借入人を当事者とする、又は借入人若しくはその財産を拘束する第三者との契約に反するものではないこと。

④　融資関連契約に署名又は記名捺印する者は、法令等、定款、その他社内規則で必要とされる手続に基づき、借入人を代表して融資関連契約に署名又は記名捺印する権限を付与されていること。

⑤　融資関連契約は、借入人に対して適法で有効な拘束力を有し、その各条項に従い執行可能なものであること。

⑥　借入人が作成する、会社法（平成 17 年法律第 86 号、その後の改正を含む。）第 435 条第 2 項に規定する計算書類及び事業報告並びにこれらの附属明細書、同法第 441 条第 1 項に規定する臨時計算書類、並びに同法第 444 条第 1 項に規定する連結計算書類（以下「計算書類等」という。）は、日本国において一般に公正妥当と認められている会計基準に照らして正確で、かつ適法に作成されており、その作成日現在における借入人の資産及び負債の条項、財政状態並びに損益の状況を適正に表示しており、監査法人の監査を受けて適正意見が付されたものであること。

⑦　平成 27 年 3 月決算期日以降、当該年度の計算書類等に示された借入人の事業、財産又は財政状態を著しく低下させ、借入人の融資関連契約に基づく義務の履行に重大な悪影響を与える具体的な可能性がある重要な変更は発生していないこと。

⑧　借入人又は対象会社に関して、融資関連契約上の義務の履行に重大な悪影響を及ぼす、又は及ぼす可能性のあるいかなる訴訟、仲裁、行政手続その他の紛争も開始されておらず、又は開始される合理的なおそれのないこと。

⑨　本契約に定める期限の利益喪失事由が発生しておらず、又は発生する合理的なおそれのないこと。

⑩　借入人が貸付人に対し提供した情報は、重要な点において正確で、重要な点について省略されておらず、重大な誤解を生じさせるものでないこと。

⑪　本件買収関連契約について、借入人による義務違反が存在しておらず、貸付実行日以降に発生する合理的なおそれがないこと。

⑫　融資関連契約に基づく借入人の貸付人に対する支払義務は、支払の権利又は優先順位において、法令の一般的な適用により優先する債務を除き、借入人の他の現在及び将来の無担保債務と、少なくとも同順位であること。

⑬　借入人及び対象会社は、反社会的勢力又は反社会的勢力関係者に該当しないこと。また、自ら又は第三者を利用して反社会的行為を行っていないこと。

⑭　対象会社は、借入人がその議決権の 100 パーセントを有する借入人の子会社であること。

- 12-

⑮　借入人及び対象会社は、その事業を営むのに必要な許可等を維持し、全ての法令等を重要な点において遵守していること。

第4章　借入人の義務

第4-1条　借入人の義務

(1) 借入人は、本契約締結日に、以下の全ての書類を貸付人に自らの費用と責任で提出するものとする。

①　本契約に記名捺印する借入人代表者の印鑑証明書（但し、本契約締結日の3ヶ月前の日以降に発行され、かつ本契約締結日現在有効なもの。）

②　商業登記簿謄本（但し、本契約締結日の3ヶ月前の日以降に発行され、かつ本契約締結日現在有効なもの。）

③　定款（原本証明付写し）

④　貸付人所定の様式の印鑑又は署名の届出

⑤　本件買収契約の写し

(2) 借入人は、本契約締結日以降、借入人が貸付人に対する融資関連契約上の全ての債務の履行を完了するまで、貸付人が書面により事前に承諾しない限り、融資関連契約に基づく債務を除く借入人または第三者の負担する債務のために担保提供を行わない。但し、次の各号のいずれかに該当し、かつ、借入人が貸付人に対し担保提供を行う旨を事前に書面により通知する場合はこの限りではない。なお、本条において「担保提供」とは、借入人の資産に担保権を設定すること、または借入人の資産について担保権設定の予約をすることをいい、先取特権及び留置権その他法令等に基づき当然に成立するものは除外される。

①　資産取得を目的とする借入金（その借換に係る借入金を含む。）につきかかる取得資産を担保提供する場合

②　担保権が設定された資産を新たに取得する場合（合併、会社分割または事業譲渡に伴い既に担保権が設定された資産を取得する場合を含む。）

(3) 借入人は、本契約締結日以降、本契約が終了し、かつ借入人が貸付人に対する融資関連契約上の全ての債務の履行を完了するまでの間、次の各号について自らの費用と責任で履行することを確約する。

①　本契約に定める期限の利益喪失事由が発生した場合、又は発生する合理的なおそれがある場合には、直ちにその旨を貸付人に報告すること。

②　計算書類等を作成した場合は、事業年度末日より3ヶ月以内に計算書類等の写しを貸付人に提出すること。なお、当該計算書類等は、日本国において一般に公正妥当と認められている会計基準に照らして正確で、かつ適法に作成されており、その作成日現在における借入人の資産及び負債の状況、財政状態並びに

- 13-

損益の状況を適正に表示しており、監査法人の監査を受けて適正意見が付されたものであること。

なお、金融商品取引法に基づく有価証券報告書等の開示書類に関する電子開示システム（EDINET）により報告書等の電子開示を行った場合には、かかる開示を行うことをもって上記の提出を行ったものとみなす。但し、貸付人が報告書等の写しを要求する場合には、報告書等の写しを提出すること。

③ 貸付人の合理的な請求があった場合は、借入人及びその子会社（財務諸表等の用語、様式及び作成方法に関する規則に定義される子会社をいう。なお、「子会社」の定義については、借入人の計算書類等が当該規則に基づき作成されているか否かを問わない。以下同じ。）の財産、経営又は業況について直ちに貸付人に報告し、合理的に必要な便益を提供すること。

④ 借入人及び対象会社の財産、経営若しくは業況について重大な悪影響を及ぼす事由が発生した場合若しくは時間の経過によりかかる重大な悪影響を及ぼす具体的なおそれのある事由が発生した場合又は借入人及び対象会社に関して融資関連契約上の義務の履行に重大な悪影響を及ぼす、若しくは及ぼす具体的な可能性のある訴訟、仲裁、行政手続その他の紛争が開始された場合若しくは開始される具体的なおそれがある場合は、直ちにその旨を貸付人に報告すること。

⑤ 借入人が融資関連契約において表明及び保証した事項が事実に反することが判明した場合、又は、借入人が融資関連契約において表明及び保証した事項が事実に反する事態が生じた場合には、直ちにその旨を貸付人に報告すること。

(4) 借入人は、本契約締結日以降、本契約が終了し、かつ借入人が貸付人に対する融資関連契約上の全ての債務の履行を完了するまでの間、次の各号を遵守することを確約する。

① 主たる事業につき重大な変更を加えないこと。対象会社をして対象事業に重大な変更を行わせないこと。

② 主たる事業を営むのに必要な許可等を維持し、全ての法令等を遵守し、また対象会社をして、主たる対象会社事業を営むのに必要な許可等を維持させ、かつ全ての法令等を遵守させること。

③ トランシェ A-1 及びトランシェ B-1 に係る本貸付未払金の元本金額を、それぞれトランシェ A 貸付残高及びトランシェ B 貸付残高の 60％以下に維持すること。

④ 借入人の対象会社に対する直接又は間接の出資比率が 100％を下回らない状態を保持し続けること。

⑤ 法令等による場合を除き、融資関連契約に基づく一切の債務の支払について他の無担保債務（担保付貸付のうち、担保の換価処分後も回収不足となる債務を含む。）の支払に劣後させることなく、少なくとも同順位に取り扱うこと。

- 14-

⑥　借入人の融資関連契約に基づく債務の返済能力に重大な悪影響を及ぼす、組織変更、合併、会社分割、株式交換若しくは株式移転、その事業若しくは資産の全部若しくは重要な一部の第三者への譲渡（セールアンドリースバックのための譲渡を含むが、通常の業務の範囲内のものは除く。）のいずれも行わないこと。

⑦　借入人決済口座を全て維持すること。

⑧　借入人又は対象会社において反社会的勢力及び反社会的勢力関係者にならないこと。また、自ら又は第三者を利用して反社会的行為を行わず、かつ対象会社をして、反社会的行為を行わせないこと。

⑨　借入人は、その事業、負債及び資産に関する帳簿、計算書類その他一般に公正妥当と認められる会計処理手続上、合理的に必要とされる一切の書類を保管するものとする。

⑩　借入人は、トランシェ A にかかる貸付実行日（本号においてはニューヨーク時間を含む。）において、本件担保契約を締結し、対象会社株式について、本件担保契約にしたがって、貸付人を担保権者として、有効で、対抗力を有し、かつ第一順位の担保権を設定するものとする。

(5)　借入人は、本契約締結日以降、本契約が終了し、かつ借入人が貸付人に対する融資関連契約上の全ての債務の履行を完了するまでの間、次の各号を遵守することを確約する。

①　借入人の各会計年度末日において、借入人の連結及び単体ベースにおいて、経常利益が 2 期連続してマイナス（赤字）とならないこと。

②　借入人の平成 28 年 3 月期末日以降の各事業年度末日における連結貸借対照表に記載される純資産の部の合計金額を、平成 27 年 3 月期末日における連結貸借対照表に記載される純資産の部の合計金額の 75%に相当する金額、又は直前の事業年度末日における連結貸借対照表に記載される純資産の部の合計金額の 75%に相当する金額のうち、いずれか高いほうの金額以上に維持すること。

(6)　借入人は、本貸付に係る貸付債権について、仮差押え、保全差押え、又は差押えの命令の送達を受けたときは、直ちに貸付人に対し、かかる命令の写しと共にその旨を書面により通知しなければならない。また、借入人は、かかる書面を送付した場合には、貸付人に架電のうえ書面が貸付人に到着したことを確認しなければならない。

(7)　①借入人が第 3-1 条⑬により表明保証した事実が真実でないことが判明したこと、又は②借入人が第 4-1 条第(4)項⑧に違反したことに基づく第 5-1 条の適用により、借入人に損害、損失及び費用等が生じた場合であっても、借入人は、貸付人に何らの請求を行わないものとし、また、これにより貸付人に損害、損失及び費用等が生じたときは、借入人は、一切の損害、損失及び費用等を賠償又は補償する。

- 15-

第4-2条　　借入人の義務（環境社会配慮）

(1)　借入人は、貸付人が指示するところに従い、対象事業の実施に関連して借入人が行う環境社会配慮に係る対策及びモニタリング結果について、貸付人に報告しなければならない。また、借入人は、対象事業が実施される国又は地方の政府等が定めた環境に関する法令や基準等を遵守することができないおそれがあることを知った場合は、これを、貸付人に報告しなければならない。

(2)　借入人は、環境社会配慮に関する問題が生じた場合には、対象事業のステークホルダー（地域住民、現地 NGO を含む。）との間で自ら又は対象会社をして誠意をもって協議を行わなければならない。

(3)　借入人は、環境社会配慮に関し、対象事業が実施される国又は地方の政府等の役割が重要である場合には、これらの者も含めて環境社会配慮に関する取り決め等を結ぶよう努めなければならない。

(4)　借入人が環境社会配慮に関連して行った報告に際して貸付人に対して正しい情報を提供しなかったことにより、環境に望ましくない影響が及ぶことが明らかになった場合において、貸付人が請求したときは、借入人は貸付人に対して本貸付未払金の全額を別途指示する日までに弁済しなければならない。

(5)　借入人は、本契約に係る証書等及びその他の貸付人が要求する疎明資料等（出資等に関連する契約書等及び出資等に係る送金証明を含む。）を保管し、貸付人が要求した場合には、貸付人にその写しを提出し、又は貸付人が当該証書等及びその他の貸付人が要求する疎明資料等を確認できるようにしなければならない。

(6)　借入人は、株式会社国際協力銀行又は貸付人が借入人の調査を必要と認める場合には、当該調査に協力するものとする。

第5章　　期限の利益喪失事由

第5-1条　　期限の利益喪失事由

(1)　借入人について次の各号に定める事由が一つでも発生した場合には、貸付人からの通知催告等がなくとも、借入人は貸付人に対する融資関連契約上の全ての債務について当然に期限の利益を失い、直ちに本貸付の元本並びに利息及び清算金その他融資関連契約に基づき借入人が支払義務を負担する全ての金員を融資関連契約の規定に従い支払う。なお、本契約において、本項各号に定める事由及び次項各号に定める事由をあわせて「期限の利益喪失事由」という。

①　支払の停止又は破産手続開始、民事再生手続開始、会社更生手続開始、特別清算開始その他これに類似する法的整理手続開始の申立（日本国外における同様の申立を含む。）があったとき。

②　解散の決議を行い又は解散判決若しくは解散命令を受けたとき。

③　事業を廃止したとき。

- 16-

④　手形交換所の取引停止処分又は株式会社全銀電子債権ネットワークによる取引停止処分若しくは他の電子債権記録機関によるこれと同等の措置を受けたとき。

⑤　貸付人に対して借入人が有する預金債権その他の債権について仮差押え、保全差押え又は差押えの命令若しくは通知（日本国外における同様の手続を含む。）が発送されたとき。

(2) 借入人又は対象会社について次の各号に定める事由が一つでも発生した場合には、貸付人の借入人に対する通知により、借入人は貸付人に対する融資関連契約上の全ての債務について期限の利益を失い、直ちに本貸付の元本並びに利息及び清算金その他融資関連契約に基づき借入人が支払義務を負担する全ての金員を融資関連契約の規定に従い支払う。

①　融資関連契約上の債務の全部又は一部の履行を遅滞したとき。

②　融資関連契約において表明及び保証した事項について真実でないことが判明したとき。

③　前二号を除き、融資関連契約上の重要な義務違反が発生したとき。

④　借入人が融資関連契約に基づく債務以外の金銭債務で合計額が 50 百万円を超えるものについて、期限の利益を喪失したとき又は履行義務が発生したにもかかわらずその履行をしないとき。

⑤　借入人又は対象会社に対して、不利な決定がなされる可能性が合理的にある訴訟、調停、仲裁又は行政手続が開始された場合であって、不利な決定がなされると、借入人又は対象会社に重大な悪影響を及ぼす可能性が合理的にあるとき。

⑥　特定調停手続開始があったとき。

⑦　本件担保契約に基づいて設定された対象会社株式に関して設定された担保権が第 1 順位ではなくなったとき、当該担保権が対抗力を具備しないとき若しくは対抗力を喪失したとき、又は当該担保権が無効となったとき若しくは効力を喪失したとき。

⑧　前各号を除き、借入人の事業若しくは財産の状態に重大な悪化が生じ、債権保全のために合理的な必要が認められるとき。

(3) 借入人の責により前項の通知が遅延した場合、又は到達しなかった場合には、通常到達すべき時点で借入人は融資関連契約上の全ての債務について期限の利益を失い、直ちに本貸付の元本並びに利息及び清算金その他融資関連契約に基づき借入人が支払義務を負担する全ての金員を融資関連契約の規定に従い支払い、かつ貸付人の貸付義務（もしあれば）は消滅する。

- 17-

第6章　貸付義務の終了

第6-1条　貸付義務の終了

(1) 次の各号のいずれかの事由が発生した場合、貸付人の関連するトランシェにかかる貸付義務は消滅する。この場合であっても、借入人は、弁済期日の到来していない本貸付の元本及び利息については、融資関連契約上の債務について期限の利益を喪失した場合を除き、弁済期日に弁済を行うものとする。なお、借入人が融資関連契約上の全ての債務の履行を完了するまでは、かかる債務の履行に関する限り、本契約の関連条項は有効に存続する。

① 貸付実行日が経過した場合。

② 本貸付の実行があった場合。

(2) 本契約の締結及び履行並びにそれに基づく取引が、貸付人を拘束する法令等に反することとなった場合、貸付人は借入人と協議を行い、その対応を決定する。この場合、借入人は、貸付人について貸付義務が消滅すること又は本契約が終了することについて、合理的な理由なくこれを拒むことはできない。

第7章　債務の弁済に関する条項

第7-1条　借入人の債務の履行

(1) 借入人は、本契約上の債務を弁済するために、本契約上に弁済期日の定めのあるものは支払時限までに、本契約上に弁済期日の定めのないものは貸付人から請求を受け次第、直ちに、関連するトランシェに係る貸付通貨の借入人決済口座へ入金するものとする。かかる場合、貸付人による借入人決済口座からの引落しの時点をもって、借入人の貸付人に対する債務の履行があったものとみなす。貸付人は、かかる引落し行為を、弁済期日の定めのあるものについては弁済期日中に、弁済期日の定めのないものについては、入金日以降遅滞なく行うものとする。

(2) 借入人は、貸付人に対して、前項に従い借入人決済口座から金員を引落とす権限を付与するものとし、かかる委任を解約する権利を放棄する（かかる口座引落しには借入人が小切手又は払戻請求書を出すことを要さない。）。

(3) 本条に基づく借入人による支払は、以下の順序で充当される（以下、この順序を「本件充当順序」という。）。但し、借入人が融資関連契約上の債務につき期限の利益を喪失した場合には、本契約で別途定めるところによるものとする。

① 融資関連契約上借入人が負担すべきものとされる費用等のうち、第三者に支払うべきもの

② 融資関連契約上借入人が負担すべきものとされる費用等のうち、貸付人が借入人に代わって負担しているもの

③ 遅延損害金及び清算金

④ 貸付の利息

- 18-

⑤ 貸付の元本

(4) 前項の充当に際し、充当額がいずれかの号目の金額に満たない場合、最初に満たなくなった号目（以下「不足号目」という。）については、先順位までの号目に充当した後の残余額を、かかる不足号目に関して借入人が負担する弁済期日の到来した個々の支払債務毎の金額の割合に応じて按分し、充当するものとする（以下、かかる充当方法を「不足号目充当方法」という。）。

(5) 借入人は、融資関連契約に基づく債務の支払につき、法令等により要求される場合を除き、公租公課等を控除してはならない。借入人が支払うべき金額から公租公課等を控除しなければならない場合には、借入人は、貸付人が公租公課等を課せられない場合に受領できる金額を受領できるように必要な金額を追加して支払うものとする。かかる場合、借入人は、源泉徴収に係る日本の租税当局その他の監督官庁により発行された納税証明書を、支払を行った日より 30 日以内に貸付人宛直接送付する。

第 7-2 条　　相殺

(1) 期限の到来、期限の利益の喪失その他の事由によって、借入人が貸付人に対して債務を履行しなければならない場合には、貸付人は、(a)借入人に対する融資関連契約上の債権と、貸付人の借入人に対する預金債務その他の債務とを、かかる債務の期限のいかんにかかわらず、相殺することができ、また、(b)事前の通知及び所定の手続を省略して、借入人に代り諸預け金の払戻しを受け、債務の弁済に充当することができる。かかる相殺の意思表示については法令等に従うこととし、かかる相殺又は弁済充当を行う場合の債権債務の利息、清算金、遅延損害金等の計算についてはその期間を計算実行の日までとし、利率、料率は各契約の定めに従い、かかる定めがない場合には、貸付人が合理的に定めるところによるものとし、外国為替相場については、貸付人が合理的に決定した計算実行時の相場を適用する。なお、かかる相殺又は弁済充当を行っても、借入人の債務全額を消滅させるに足りないときは、貸付人が適当と認める順序及び方法により充当することができ、借入人はその充当に対し異議を述べない。

(2) 借入人は、本貸付の弁済期日が到来し、かつ、借入人が貸付人に対して有する期限の到来した預金債権その他の債権について債権保全上必要がある場合に限り、かかる債権と貸付人に対する本契約上の債務とを相殺できる。この場合、借入人は書面により相殺通知を行い、相殺した預金債権その他の債権の証書、通帳を速やかに貸付人に提出するものとする。かかる相殺を行う場合の債権債務の利息、遅延損害金等の計算についてはその期間を相殺通知の到達の日までとし、利率、料率は各契約の定めに従う（但し、かかる定めがない場合には、貸付人が合理的に定めるところによる。）ものとし、外国為替相場については、貸付人が合理的に決定した計算実行時の相場を適用する。なお、相殺を行っても借入人の債務全額を消滅させるに足りないときは、当該借入人が適当と認める順序方法により充当することができる。但し、当該借入人がかかる順序及び方法を指定しなかった場合、貸付人が適当と認める順序及び方法により充当することができ、借入人はかかる充当に対して異議を述べない。

- 19-

(3) 本条により相殺が行われた場合、相殺を行った当事者が相手方に、速やかにその内容を書面により通知する。かかる通知が合理的な理由なく遅延したことにより相手方に損害、損失又は費用等が発生した場合には、かかる通知を怠った当事者がこれを負担する。

第8章　期限前弁済に関する条項

第8-1条　任意期限前弁済に関する条項

(1) 借入人は、満期日前に本貸付の元本の全部又は一部を弁済（以下「期限前弁済」という。）することを予定する場合には、次項以下の手続に従って、行うものとする。

(2) 期限前弁済を予定する場合には、借入人は期限前弁済を予定する日（営業日に限り、以下、本章において「期限前弁済予定日」という。）の45日前までに、貸付人に対して、(a)期限前弁済を予定するトランシェ及び元本金額（但し、日本円による貸付については50百万円以上かつ50百万円単位、米ドルによる貸付についてはUSD500,000以上USD500,000単位、又は期限前弁済を予定する貸付に係る本貸付未払金の全額でなければならない。）、(b)期限前弁済を予定する元本金額に関し、本貸付の貸付実行日（同日を含む。）から期限前弁済予定日（同日を含む。）までに発生する利息（以下、本章において「経過利息」という。かかる経過利息の計算方法は通常の利息に関する本契約に規定する計算方法に従う。）全額について同日支払う旨、並びに(c)期限前弁済予定日を書面により通知する。

(3) 前項に基づきトランシェA又はトランシェBについて期限前弁済を行う場合には、当該期限前弁済実施後のトランシェA-1及びトランシェB-1に係る本貸付未払金の元本金額が、それぞれトランシェA貸付残高及びトランシェB貸付残高の60%以下となるようにするものとする。

(4) 貸付人は、期限前弁済希望日の30日前までに、期限前弁済の可否を判定し、これを借入人に通知する。

(5) 前項に従い期限前弁済が承諾された場合には、貸付人は清算金を期限前弁済予定日の2営業日前までにこれを借入人に通知する。借入人は、期限前弁済される本貸付の元本並びに経過利息及び清算金の合計金額を、期限前弁済予定日に支払う。

(6) 本条に基づき本貸付の元本の一部が期限前弁済された場合、当該本貸付について弁済期日の遅い元本弁済金額から順に減額されるものとする。

第8-2条　強制期限前弁済に関する条項

(1) 借入人は、貸付実行日以降、以下に定める事由が発生した場合（以下「強制期限前弁済事由」という。）、以下の各号に定める金額（但し、①の金額並びに②及び③の按分後の金額においては10万円又はUSD1,000単位となるよう調整するものとする。）につき、以下の各号に定める期日（以下「強制期限前弁済期日」という。）までに、本件貸付に係る元本の全部又は一部につき期限前弁済をしなければならない（以下「強制期限前弁済」という。）。

- 20-

① トランシェ A-1 又はトランシェ B-1 に係る本貸付未払金の元本金額が、それぞれトランシェ A 貸付残高又はトランシェ B 貸付残高の 60%超となった場合、その超過部分に相当する当該トランシェに係る本貸付の元本、経過利息及び清算金を、直ちに（但し、遅くとも当該事由の発生日から 10 日以内に）貸付人に対して期限前弁済するものとする。

② 借入人が株式を発行した場合（株式発行に関して払込が金銭でなされる場合に限る。疑義を避けるために言えば、新株予約権の発行を含まない。）、貸付人が要請した場合に限り、当該代わり金から当該株式発行に係る合理的な諸経費及び公租公課を控除した金額の 50%に相当する金額（但し、借入人と貸付人が誠実に協議した結果、50%を上回る割合を合意した場合には、当該割合に相当する金額）を、当該代わり金の受領後、直ちに（但し、遅くとも当該事由の発生日から 10 日以内に）関連するトランシェに係る貸付通貨の借入人決済口座に入金し、同額について期限前弁済するものとする。各トランシェに係る期限前弁済金額は、それぞれの本貸付未払金の元本金額に応じて按分されるものとする。

③ 対象会社が、対象事業の全部又は実質的全部を、第三者（借入人又はその子会社を除く。）に譲渡その他の処分により移転した場合には、当該移転に係る受領金から当該移転に係る合理的な諸経費及び公租公課を控除した金額の 100 パーセントに相当する金額を、当該受領日に、関連するトランシェに係る貸付通貨の借入人決済口座に入金し、同額について期限前弁済するものとする。各トランシェに係る期限前弁済金額は、それぞれの本貸付未払金の元本金額に応じて按分されるものとする。

(2) 前項に従い、強制期限前弁済がなされる場合には、借入人は強制期限前弁済がなされる日（以下「強制期限前弁済予定日」という。）の 5 営業日前までに、貸付人に対して、(a)強制期限前弁済がなされる旨、(b)強制期限前弁済を予定する貸付元本金額、(c)強制期限前弁済を予定する元本金額に関し、強制期限前弁済予定日（同日を含む。）までに発生する利息の全額及び清算金の合計額を同日支払う旨、並びに(d)強制期限前弁済予定日を書面にて通知する。

(3) 本条第(1)項に基づき本貸付の元本の一部が期限前弁済された場合、当該本貸付について弁済期日の遅い元本弁済金額から順に減額されるものとする。

第 9 章　その他の条項

第 9-1 条　第三者からの回収等

(1) 借入人の融資関連契約上の債務について、貸付人が書面により事前に承諾しない限り、借入人以外の第三者による弁済は認められないものとする。

(2) 借入人は、本契約締結日以降、貸付人が書面により事前に承諾しない限り、融資関連契約上の借入人の債務を被保証債務とする保証（物上保証を含む。）を第三者へ委託してはならず、また、融資関連契約上の債務を第三者に引受させてはならない。

- 21-

(3) 貸付人が、融資関連契約上の借入人の債務に関し、第三者との間で借入人の委託なき保証契約（物上保証を含む。）又は債務引受契約を締結する場合には、当該第三者から書面により事前に以下の各号につき承諾を得ていることを要する。

① 第三者が保証債務を履行した結果取得する求償権及び融資関連契約上の債権の行使に際し、貸付人が融資関連契約に基づいて借入人に対して負担する一切の義務と同等の義務を負担すること。

② 第三者が本契約の各条項に拘束されること。

③ 第三者が、日本国内に居住する法人（日本国内に日本法に基づき登記された本支店又は営業所があるもの）であり、借入人の子会社等でないこと、又は借入人が当該第三者の子会社等でないこと。

④ 第三者が本貸付に係る債権の一部を代位取得する場合には、代位取得される貸付債権の金額が1億円又はUSD1,000,000以上であること。

⑤ かかる代位取得が行われることにより源泉徴収税等が発生し、第三者に対する借入人の支払利息額が増加しないこと。

なお、第①号の規定に基づき第三者による貸付債権の代位取得が行われる場合には、かかる代位取得が行われることにより発生する費用については当該第三者が全て負担する。

第9-2条　地位の譲渡

(1) 借入人は、貸付人が書面により事前に承諾しない限り、本契約上の地位又は権利義務を第三者に譲渡することができない。

(2) 貸付人は、本貸付の実行を行うまでの間、借入人が書面により事前に承諾し、かつ、次の各号に定める全ての要件が満たされる場合に限り、本契約上の地位及びこれに伴う権利義務の全部又は一部を第三者に譲渡することができる（但し、本契約に別段の定めがある貸付債権の譲渡についてはこの限りではない。以下、かかる譲渡を行う貸付人を「地位譲渡人」、かかる譲渡を受ける者を「地位譲受人」という。）。

① 本契約上の地位の一部の譲渡があった場合には、譲渡日以降地位譲渡人と地位譲受人が共に本契約上の貸付人となり本契約の各条項に拘束されるとともに、地位譲渡人の地位譲渡前の本貸付実行金額（以下、本項において「譲渡前本貸付実行金額」という。）が地位譲渡人と地位譲受人が別途合意した額（以下、本項において「減少額」という。）だけ減額されること。

② 地位譲受人が日本国内に居住する法人（日本国内に日本法に基づき登記された本支店又は営業所があるもの）であること。

③ かかる譲渡が本契約上の地位の一部について行われる場合には、(i)減少額及び(ii)譲渡前本貸付実行金額から減少額を控除した金額がいずれも1億円又はUSD1,000,000以上であること。

- 22-

④ かかる譲渡が行われることにより源泉徴収税等が発生し、地位譲受人に対する借入人の支払利息額が増加しないこと。

(3) 前項に基づき譲渡を行ったことにより発生する費用等については、地位譲渡人又は地位譲受人が全て負担する。但し、譲渡後に地位譲受人に関し発生した増加費用については、本契約の増加費用に係る規定に従う。

第9-3条　貸付実行後の譲渡

(1) 貸付人は、本契約上別段の定めがある場合を除き、次の各号に定める全ての要件が満たされる場合に限り、貸付債権の譲渡を行うことができる。なお、譲渡人及び譲受人は、かかる譲渡日以降直ちにかかる譲渡について第三者対抗要件及び債務者対抗要件を具備するものとする。また、本項に基づく貸付債権の譲渡が行われた場合、本契約上の譲渡人の権利のうち譲渡される貸付債権に関連する一切の権利は譲受人に移転するものとし、また、譲受人は本契約上の譲渡人の義務のうち譲渡される貸付債権に関連する一切の義務を負うものとする。借入人は、かかる譲受人への権利の移転及び譲受人による義務の負担につき、予め承諾するものとする。この場合、かかる貸付債権についての本契約の各条項の適用にあたっては、譲受人を貸付人として取り扱うものとする。

① 譲受人が譲り受けた貸付債権について、本契約の貸付債権に関連する各条項に拘束されること（なお、譲受人は貸付義務を負担しないものとする。）。

② 譲受人が、日本国内に居住する法人（日本国内に日本法に基づき登記された本支店又は営業所があるもの）であること。

③ かかる譲渡が貸付債権を分割して行われる場合に、分割後の貸付債権の金額はいずれも1億円又はUSD1,000,000以上であること。

④ かかる譲渡が行われることにより源泉徴収税等が発生し、譲受人に対する借入人の支払利息額が増加しないこと。

(2) 前項に基づき譲渡を行ったことにより発生する費用については譲渡人又は譲受人が全て負担する。なお、譲渡後に発生した増加費用については、本契約の増加費用の規定に従う。

第9-4条　一般規定

(1) 情報開示

①貸付人及び借入人は、本契約に基づく債務の完済の前後を問わず、融資関連契約の内容及び融資関連契約にて企図する取引に関連して知り得た相手方の秘密情報を第三者に開示し又は漏洩してはならず、また、融資関連契約上の目的並びに貸付人の与信審査及び与信管理の目的以外のために使用してはならない。但し、(i)当該情報が公知となった場合、(ii)当該情報を第三者から秘密保持の制約なく又は適法に入手した場合、(iii)法令、政府機関又は自主規制機関（金融商品取引所及び日本証券業協会を含む。）の要請に従い開示する場合、(iv)弁護士、司法書士、公認会計士、税理士等に開示する場合、(v)貸付人又は借入人がその関係会社に対して開示する場

- 23-

合、(vi)借入人が売主に対して開示する場合、(vii) 株式会社国際協力銀行との間における契約の履行のため又はこれに付随し若しくは関連して開示する場合、(viii)その他、融資関連契約及び本件買収関連契約で企図される取引に合理的に必要な範囲で開示する場合を除く。なお、開示が許容される場合においても、個人情報の開示にあたっては、法令により開示可能な限度とする。

②借入人は以下の情報開示について異議を述べない。

融資関連契約に基づく地位譲渡若しくは貸付債権の譲渡、融資関連契約に基づき借入人が負担する債務に係る借入人の委託なき保証契約（物上保証を含む。）若しくは債務引受契約の締結、又は本契約上の貸付債権に係る参加利益の売却（ローン・パーティシペーション及び自己信託を含むがこれに限られない。）に際して、貸付人が相手方に守秘義務を負わせることを条件として、譲受人（地位譲受人を含む。）、保証人、債務引受人、参加利益の購入者、及び譲受、保証、債務引受又は参加利益の購入を検討している者（かかる取引に関する仲介業務を行う者を含む。）に、融資関連契約に関する情報を開示すること。但し、本号の定めに従い融資関連契約に関する情報を開示することを決定した貸付人は、当該情報を開示する相手方に守秘義務を負わせ次第速やかに、かかる事実を借入人に通知するものとする。なお、ここでいう融資関連契約に関する情報とは、融資関連契約に関連して入手した借入人の信用に関する情報、融資関連契約の内容及びこれに付帯する情報、取引の対象となる貸付債権の内容及びこれに付帯する情報をいい、融資関連契約以外の契約に関連して入手した借入人の信用に関する情報は含まれない。

(2) 遅延損害金

借入人は、貸付人に対する本契約上の債務の履行を遅滞した場合には、かかる履行を遅滞した債務（以下、本項において「履行遅滞債務」という。）を履行すべき日（同日を含む。）から履行遅滞債務の全てを履行した日（同日を含む。）までの期間につき、履行遅滞債務の金額に、年率 14%の割合を乗じて算出した遅延損害金を、貸付人から請求を受け次第、直ちに、本契約の規定に従い支払う。また、かかる遅延損害金の算出方法は、後落しの片端による日割計算とし、除算は最後に行い、1円未満又はUSD0.01 未満は切り捨てる。

(3) 諸経費及び公租公課等

① 融資関連契約及び融資関連契約に関するタームシートの作成、変更及び修正に関して発生した全ての合理的な費用（合理的な範囲の弁護士費用を含む。）は、借入人の負担とし、本件買収が行われることを条件として、借入人は、貸付人から請求を受け次第、直ちに、本契約の規定に従い支払う。

② 貸付人が融資関連契約に基づき権利の確保及び実行又は義務の履行を行うに際して発生する全ての費用（弁護士費用を含む。）は、借入人の負担とし、貸付人は、かかる費用が発生した場合には速やかに借入人に通知することとする。貸付人がかかる費用を借入人に代わって負担した場合には、借入人は、貸付人から請求を受け次第、直ちに、本契約の規定に従い支払う。

- 24-

③　融資関連契約書及びこれに関連する書類の作成、変更、執行等に関して発生する印紙税その他これに類する公租公課等は、全て借入人の負担とし、貸付人がこれを借入人に代わって負担した場合には、借入人は、貸付人から請求を受け次第、直ちに、これを本契約の規定に従い支払う。

(4)　契約の変更

本契約は、借入人及び貸付人の書面による合意がなければ、これを変更することができない。

(5)　危険負担、免責並びに賠償及び補償

①　借入人が貸付人に差し入れた書類が、事変、災害等やむを得ない事情により紛失、滅失又は損傷した場合には、借入人は貸付人と協議の上、貸付人の帳簿、伝票等の記録に基づき本契約上の債務を履行する。また、借入人は、貸付人が請求した場合には、速やかに代わりの書類を作成し、貸付人に提出する。

②　貸付人が、本契約に基づく取引に使用する借入人の代表者及び代理人の印影を、予め借入人の届出た印鑑と相当の注意をもって照合し、相違ないと認めて行った取引について、印章の偽造、変造、盗用等の事故があり、これにより損害、損失又は費用等が発生した場合には、借入人がこれを負担する。

③　借入人が融資関連契約の条項に違反したことにより貸付人に発生した損害、損失及び費用等については、借入人がこれを負担する。貸付人は、かかる損害、損失及び費用等が発生した場合には速やかに借入人に通知する。

④　前号に加えて、借入人は、貸付人及びその関係会社並びにそれらの取締役、役員、従業員及び代理人（以下「被補償者」という。）に対して、融資関連契約により企図される取引に関連する請求、訴訟又はその他の手続（当該被補償者が当事者であるか、又は当該請求、訴訟又はその他の手続が第三者によってなされたか、若しくは借入人若しくはその関係者によってなされたかを問わない。）から生じ又はそれに関連する被補償者の一切の費用及び責任（弁護士費用を含む。）について、補償するものとする。但し、被補償者の故意若しくは重過失に基づき生じたもの、又は被補償者による本契約の重大な違反によって生じたものを除く。

(6)　本契約の可分性

本契約の条項の一部が無効、違法又は執行不能となった場合においても、その他の条項の有効性、合法性及び執行可能性はいかなる意味においても損なわれず、また影響を受けない。

(7)　計算

本契約中における計算につき、別途明示的な規定が存在しないときは、実日数は片端入れにより計算し、日割計算を行うものとし、除算は最後に行い、日本円の場合は1円未満、米ドルの場合はUSD0.01未満は切り捨てる方法にて算出される。

- 25-

(8) 公正証書の作成

借入人は、貸付人が請求したときにはいつでも、公証人に委託して本契約証書の債務の承認及び本契約上の債務について強制執行の認諾文言のある公正証書の作成に必要な手続をとる。

(9) 権利の存続

貸付人が本契約により定められた権利の全部若しくは一部を行使しないこと、又は行使の時期を遅延することは、いかなる場合であっても、貸付人が当該権利を放棄したもの、又は借入人の義務を免除若しくは軽減したものとは解されず、貸付人の権利又は義務にいかなる効果も与えないものとする。

(10) 銀行取引約定書等の適用除外

本契約及び本契約に基づく取引については、借入人が貸付人に別途差し入れた、又は借入人と貸付人との間で別途締結された銀行取引約定書（もしあれば）は適用されない。

(11) 準拠法及び合意管轄

本契約の準拠法は日本法とし、本契約に関して発生する紛争については、東京地方裁判所を専属的合意管轄裁判所とする。

(12) 言語

本契約は、日本語で作成し、これを正本とする。

(13) 協議事項

本契約に定めのない事項又は本契約の解釈に関し当事者間に疑義が発生した場合には、借入人及び貸付人は協議を行い、その対応を決定する。

[以下余白]

- 26-

上記を証するため、本契約書 1 通を作成し、借入人及び貸付人の代表者又は代表者の代理人が記名捺印し、1 通を貸付人が、借入人及び自らのために保管する。

2015 年 11 月 30 日

借入人：株式会社 UBIC

〒108-0075 東京都港区港南2-12-23
明産高浜ビル
株式会社ＵＢＩＣ
代表取締役 守本正宏 印

貸付人：株式会社三井住友銀行

東京都品川区東五反田1丁目14番10号
株式会社三井住友銀行五反田法人営業部
部長　萩　田　義　夫　　印

別紙1

契約当事者の連絡先及び通知方法

1.　借入人

借入人及びその部署	住所	電話番号 ファクシミリ
株式会社 UBIC 財務部	〒108-0075 東京都港区港南 2-12-23 明産高浜ビル 7F	03-5463-6344 03-5463-6345

2.　貸付人

貸付人及びその部署	住所	電話番号 ファクシミリ
株式会社三井住友銀行 五反田法人営業部	〒141-0022 東京都品川区東五反田 1-14-10	03-3443-6617 03-3442-7914

3.　通知方法

①　本契約に基づく通知は、全て書面により、本契約に基づき行われるものであることを明確にしてなされるものとし、受取人たる相手方が本契約に基づき届け出た連絡先に、下記(i)ないし(iii)記載のいずれかの方法により行う。なお、本契約の各当事者は、相手方当事者宛に連絡先の変更通知を行うことにより、連絡先を変更することができる。

(i)　直接持参交付

(ii)　書留郵便又はクーリエサービス

(iii)　ファクシミリ通信（但し、ファクシミリ通信の方法による場合であって、以下に列挙する通知の場合には、事後に正本を(ⅰ)又は(ⅱ)の方法で相手方に交付しなければならない。）

(a)　借入人が行う期限前弁済を予定する旨の通知

(b)　本契約に基づき借入人が貸付人に対して行う貸付債権の仮差押え、保全差押え、又は差押えの命令の送達を受けた旨の通知

(c)　貸付人所定の様式の印鑑又は署名の届出

(d)　上記のほかに、受取人たる相手方が合理的な理由により正本の交付を要求する通知

②　前号の通知の効力発生時点は、ファクシミリ通信による場合、受信が確認された時点、その他の方法による場合には実際に受領された時点とする。

4.　届出事項の変更

①　借入人は、その商号、代表者、代理人、署名、印鑑、所在地その他貸付人宛届出事項に変更があった場合には、貸付人に対して速やかに書面による通知を行う。貸付人について上記の変更があった場合には、貸付人は借入人に対して速やかに書面による通知を行う。

②　前号の届出を怠ったために、本契約に基づき行われた通知が遅延し又は到達しなかった場合には、通常到達すべき時点に到達したものとみなす。

以　上

別紙2

<u>元本弁済予定表、利払日予定表</u>

各トランシェについて、以下の通りとする。

1. 本貸付の元本弁済予定表

(1) トランシェA

	元本弁済日	元本弁済金額
第1回	2016年6月24日	貸付実行日の本貸付未払金の元本合計金額の5%
第2回	2016年12月24日	貸付実行日の本貸付未払金の元本合計金額の5%
第3回	2017年6月24日	貸付実行日の本貸付未払金の元本合計金額の5%
第4回	2017年12月24日	貸付実行日の本貸付未払金の元本合計金額の5%
第5回	2018年6月24日	貸付実行日の本貸付未払金の元本合計金額の5%
第6回	2018年12月24日	貸付実行日の本貸付未払金の元本合計金額の5%
第7回	2019年6月24日	貸付実行日の本貸付未払金の元本合計金額の5%
第8回	2019年12月24日	貸付実行日の本貸付未払金の元本合計金額の5%
第9回	2020年6月24日	貸付実行日の本貸付未払金の元本合計金額の5%
第10回（最終回）（満期日）	2020年12月24日	トランシェAに係る本貸付未払金の元本金額の全額

(2) トランシェB

	元本弁済日	元本弁済金額
第1回	2016年12月24日	貸付実行日の本貸付未払金の元本合計金額の5%
第2回	2017年6月24日	貸付実行日の本貸付未払金の元本

合計金額の5%
第3回	2017年12月24日	貸付実行日の本貸付未払金の元本合計金額の5%
第4回	2018年6月24日	貸付実行日の本貸付未払金の元本合計金額の5%
第5回	2018年12月24日	貸付実行日の本貸付未払金の元本合計金額の5%
第6回	2019年6月24日	貸付実行日の本貸付未払金の元本合計金額の5%
第7回	2019年12月24日	貸付実行日の本貸付未払金の元本合計金額の5%
第8回	2020年6月24日	貸付実行日の本貸付未払金の元本合計金額の5%
第9回（最終回）（満期日）	2020年12月24日	トランシェ B に係る本貸付未払金の元本金額の全額

2. 本貸付の利払日予定表

(1) トランシェ A

	利払日
第1回	2016年6月24日
第2回以降、最終回の直前回まで	直前の利払日（休日処理勘案前の日）の6ヶ月後の応当日
最終回	トランシェ A にかかる満期日

(2) トランシェ B

	利払日
第1回	2016年12月24日
第2回以降、最終回の直前回まで	直前の利払日（休日処理勘案前の日）の6ヶ月後の応当日
最終回	トランシェ B にかかる満期日

以 上

Execution Version

-- The Borrower --

UBIC, Inc.

-- The Loaner --

Sumitomo Mitsui Banking Corporation

Term Loan Agreement

Table of Contents

Items

Definition of Terms35

Definition of Terms35

Provisions with respect to the Loan35

Principal terms of the Loan35

Conditions precedent to the Loan Obligations35

Provisions with respect to the provision of the Loan35

Exemption of Loaner from its obligations35

Increased Expenses35

Representations and Warranties by the Borrower35

Representations and warranties by the Borrower35

Obligations of the Borrower35

Obligations of the Borrower35

Obligations of the Borrower (Considerations to Society and the Environment)35

Incidents Causing Acceleration35

Incidents Causing Acceleration35

Termination of the Loan Obligations35

Termination of the Loan Obligations35

Provisions Governing the Repayment of Debts35

Performance of obligations by the Borrower35

Set-off35

Articles for the Repayment before Due35

Articles for the voluntary repayment before due35

Articles for the mandatory repayment before due35

Other Provisions35

Collections, etc., from third parties35

Assignment35

Assignment after the provision of the Loan35

General provisions35

      Annex 1 Contact Address of the Parties and Methods of Notification

    Annex 2 Table of Repayment Schedule of the Principal, Table of Interest Payment Schedule

This Term Loan Agreement (the "Agreement") is made and entered into on November 30, 2015, by and between UBIC, Inc. (the "Borrower"), a Japanese corporation having its place of business at Meisan Takahama Building, 2-12-23, Konan, Minato-ku, Tokyo, Japan, and Sumitomo Mitsui Banking Corporation (the "Loaner"), a Japanese corporation having its place of business at 1-1-2, Marunouchi, Chiyoda-ku, Tokyo, Japan. The Borrower and Loaner may each be referred to as the "Party" and collectively the "Parties". The Parties agree as follows:

Chapter OneDefinition of Terms

Article 1-1 Definition of Terms

Except as otherwise evident in light of the context, the following terms in this agreement shall have the meaning as set forth below. Where certain article of law or government regulation is quoted herein, the quotation shall be deemed to include such article as changed or amended.

1. "Seller" means, collectively, ANDATHA INTERNATIONAL, INC., EVOLVE DISCOVERY PA, LLC, EVOLVE DISCOVERY LA, LLC, EVOLVE DISCOVERY PORTLAND, LLC, and EVOLVE DISCOVERY SEATTLE, LLC.

2. "Business Day" means any day except for the days designated as bank holidays in Japan, New York, or London.

3. "Loan Obligations" mean the Loaner's obligations to provide the Loan to the Borrower on the Loan Drawdown Date, in accordance with the terms and conditions set forth herein.

4. "Loan Drawdown Date" means the date as stipulated in Article 2-1(1) on which the Loan is provided.

5. "Loan Disabling Incident" means any the following incidents that cause the inability of the Loaner to raise funds, thus making it incapable of providing the Loan: i) outbreak of a natural disaster, war, or terrorist attack, ii) stoppage, disconnection, or disruption of an electric power supply, telecommunication, or various clearance systems, each of which makes it impossible to lend or borrow United States Dollars, iii) any incidents that make it impossible for banks to engage in loan financing transactions for the Loan currencies in general in the relevant money markets, such as inter-bank market, and iv) any other incidents not attributable to Loaner. Judgments as to the occurrence and cessation thereof shall be in the reasonable judgment of the Loaner.

6. "Considerations to Society and the Environment" means considerations not only to the natural environment but also to human society, such as to involuntary resettlement and respecting human rights of indigenous people.

7. "Taxes and Government Duties, etc., " means all taxes and duties that may be imposed in Japan, including income tax, corporation tax, and other taxes.

8. "Payment Due Time" means 12:00 noon of the day on which any payment becomes due and payable pursuant to this Agreement.

9. "Settlement Money" means, where the repayment or set-off of the principal of the Loan is done on any day other than the Interest Payment Date,  the money for settling the difference in amount arising from the Reinvestment Interest Rate being lower than the Applicable Interest rate. This Settlement Money is calculated through multiplying said amount of the principal of the Loan repaid or set off as above by the difference in percentage between the Reinvestment Interest Rate and the Applicable Interest rate, and by the actual number of days in the Remaining Period. "Remaining Period" means the period from (and including) the date on which said repayment or set-off is done to (and including) the immediately succeeding Interest Payment Date. "Reinvestment Interest Rate" is the interest rate as reasonably determined by the Loaner assuming that the amount of the principal of the Loan repaid or set off were reinvested to the relevant inter-bank market, etc., for the Remaining Period. In the calculation of the Settlement Money, the interest rate will be pro-rated by the number of days elapsed (including the first day of the period but excluding the last), the division will be done finally, and the amount less than one (1) yen or 0.01 U.S. dollars will be rounded down.

10. "Increased Expenses" means the amount of expenses as reasonably calculated by the Loaner and which represents the significant increase in the expenses incurred by the Loaner  (excluding an increase caused by the change in the  tax rate applicable to the taxable income of the Loaner) for providing or maintaining the Loan, maintaining the fulfillment of the Loan Obligations, or securing its rights caused by i) enactment, amendment, or change in the interpretation or operation of the Laws, etc., ii) an establishment of, or addition to any reserve fund, or iii) change, etc., in the accounting regulations or its operation.

11. "Subject Company" means EvD, Inc.

12. "Shares of the Subject Company" means the shares issued by the Subject Company.

13. "Subject Business" means the business operated by the Subject Company with respect to the collection and analysis of electronic data in connection with such matters as a preservation of evidence in legal disputes and litigation.

14 "Tranche" means, collectively, the Tranche A and Tranche B; or, separately, Tranche A or Tranche B

15 "Tranche A" means, collectively, the Tranche A-1 and Tranche A-2; or, separately, Tranche A-1 or Tranche A-2.

16 "Loan Balance of Tranche A" means the total amount of principals of Unpaid Loan Dues in connection with Tranche A

17 "Tranche B" means, collectively, the Tranche B-1 and Tranche B-2; or, separately, Tranche B-1 or Tranche B-2.

18 "Loan Balance of Tranche B" means the total amount of principals of Unpaid Loan Dues in connection with Tranche B

19 "Japan Business Day" means any day except for the days designated as bank holidays in Japan.

20. "Antisocial Acts" means any acts of i) making any demands with violent behavior, ii) making unreasonable demands beyond one's legal responsibility, iii) using intimidating behaviors or violence in connection with a business, iv) impairing the credibility of, or interfering with the business of the Loaner through disseminating groundless rumors or using fraudulent means or force, or v) doing anything similar to any of the items i) through iv) above.

21 "Antisocial Forces" mean any of the following person or entity: i) an organized crime group (of which members (including the members of the group belonging to that organized crime group) are likely to encourage doing, collectively or habitually, violent and illegal acts, etc.; the same shall apply hereafter; ii) a member of a crime syndicate, including a person who was a member of an organized crime group at any time during the past five (5) years; iii) a semi-member of an organized crime group, which means either any person or entity who is not a member of a crime group but is associated with any crime group and is likely to do violent and illegal acts backed by the powers of the crime group, or ii) any person or entity who cooperates with or is involved in the maintenance or operation of a crime group (including the members thereof) through such acts as providing funds, weapons, etc.; the same shall apply hereafter; iv) an entity associated with an organized crime group, which means an entity of which management has a substantial involvement of a member of an organized crime group, an entity managed by semi-members or former members of an organized crime group and which proactively cooperates with or involved in the maintenance or operation of an organized crime group through such acts as providing funds, or an entity which proactively utilizes an organized crime group in its operation of business, etc., and cooperates with or involved in the maintenance or operation of a crime syndicate; v) "Sokaiya" or the like, who is a corporate extortionist or a person who is likely to engage in violent and illegal activities seeking to obtain unlawful benefits, and who is a threat to the safety of civil life; vi) a group which is likely to engage in violent and criminal activities under the pretext or false pretense of conducting social or political campaigns seeking to obtain unlawful benefits, and who is a threat to the safety of civil life, vii) special intellectual violence group, etc., which mean crime groups or persons, other than the groups categorized under items i) through vi), which utilize the power of an organized crime group with which they are associated, or have financial relationship with an organized crime group, and which act as the core of the structural illegal activities, or viii) any person or entity which is similar to items i) through vii).

22.  “Person Associated with Antisocial Forces” means a person or entity which has a relationship in which; i) the Antisocial Forces are considered to have the control over its management; ii) the Antisocial Forces are, in effect, involved in its management; iii) it is considered to wrongfully utilize the Antisocial Forces in such a way as to obtain illegal benefits for itself or third parties or to cause damages to third parties; iv) it is associated with Antisocial Forces by providing funds or convenience; or v) its officer or any person who is involved in its management has such a relationship with Antisocial Forces as to be socially criticized.

23. “Bridge Loan Agreement” means the application form for a loan on bill executed by the Loaner and Borrower as of July 27, 2015, pursuant to which a loan was provided to the Borrower for the purpose of providing funds for the acquisition of shares in connection with the Acquisition and the payment of expenses incidental thereto.

24. “Repayment Date” means the specified date on which the principal, interest, and other money relating to the Loan shall become due and payable pursuant to this Agreement.

25. “Laws, etc.” mean any treaties, laws, ordinances of regional government, cabinet ordinances, ministerial ordinances, regulations, public notices, court rulings, court decisions, arbitration judgments, government notices, and policies of relevant government authorities, each of which is applicable to the Financing Agreements, any transactions pursuant thereto, or the parties to the Financing Agreements.

26. “Loan” means the loan of money provided by the Loaner pursuant to this Agreement.

27. “Loan Proceeds” mean the money provided by the Loaner as the Loan to the Borrower with respect to each Tranche. The amount of Loan Proceeds shall be referred to as the “Amount of Loan Proceeds.”

28. “Unpaid Loan Dues” mean all the money that the Borrower has the obligation to pay to the Loaner pursuant to this Agreement and with respect to each Tranche, including the principal, interest, delay charges, Settlement Money in relation to the Loan. The amount of Unpaid Loan Dues shall be referred to as the “Amount of Unpaid Loan Dues.”

29. “Security Agreement” means the security interests agreement with respect to the Shares of the Subject Company to be entered into among the Loaner, the Subject Company, and the Borrower.

30. "The Acquisition" means the acquisition by the Borrower of one hundred percent (100%) of the total number of shares issued by the Subject Company in accordance with the Agreements Relevant to the Acquisition.

31 "Agreements Relevant to the Acquisition" mean the Acquisition Agreement, and the Transaction Documents (including its amendments and changes) defined in the Acquisition Agreement.

32 "Acquisition Agreement" means the Stock Purchase Agreement dated July 31, 2015, (including its subsequent amendments and changes) entered into among the Seller, Borrower, and the Subject Company.

33. "Promissory Note" shall have the same meaning as the definition of the "Promissory Note" in the Acquisition Agreement.

34. "Financing Agreements" mean, collectively, this Agreement and the Security Agreement.

35. "London Business Day" means any day except for the days designated as bank holidays in London.

36. "USD" or "U.S. Dollars" mean the legal tender of the United States of America.

Chapter TwoProvisions with respect to the Loan

Article 2-1 Principal terms of the Loan

(1) Loan Obligations

The Loaner shall have the Loan Obligations as set forth below to the Borrower in accordance with the provisions herein.

The Amount of Loan Proceeds

The Amount of Loan Proceeds for each of the Tranches shall be as follows:

Tranche A-1: 9,120,000 U.S. dollars

Tranche A-2:    755,000,000 Japanese yen

Tranche B-1: 1,100,000 U.S. dollars

Tranche A-2:      98,000,000 Japanese yen

Loan Drawdown Date	Tranche A: December 24, 2015 Tranche B: August 30, 2016
The number of drawdowns	The Loaner shall have the obligation to the Borrower of providing the Loan only once per each of the Tranches in accordance with the terms as set forth herein.

(2) The Loan

The Loaner shall provide the Loan of which the particulars are set forth below to the Borrower in accordance with the provisions herein.

Application of the proceeds of the Loan

Tranche A: If the Loan is provided on the Loan Drawdown Date, the Borrower shall apply the proceeds equivalent to the entire amount of the Tranche A to the repayment of the loan provided to the Loaner pursuant to the Bridge Loan Agreement and the payment of the expenses related to the Acquisition.

Tranche B: If the Loan is provided on the Loan Drawdown Date, the Borrower shall apply the proceeds to the payment against the Promissory Note pursuant to the Acquisition Agreement, or repayment of the loan provided by the Loaner or any other financial institution to the Borrower for the purpose of said payment.

Loan Currencies	Tranche A-1: U.S. dollars Tranche A-2: Japanese yen Tranche B-1: U.S. dollars Tranche B-2: Japanese yen
Maturity Date	The date designated as the “Maturity Date” in the Repayment Schedule of the Principal table in Annex 2, as determined for each of the Tranches.
Repayment dates of the principal	The date designated as the “Repayment Date of the Principal” in the Repayment Schedule of the Principal table in Annex 2, as determined for each of the Tranches.
The method of the repayment of the principal	The Borrower shall, on each of the repayment date of the principal, pay the amount of principal due for repayment on such repayment date (as stipulated in Annex 2).
Repayment before Due	Separately provided for in this Agreement.
Interest Period

The period used for the calculation of the interest due on the interest payment dates. For each Tranche, the period for the calculation of the amount of interest due on the first interest payment date shall be from (and including) the Loan Drawdown Date to (and including) the first interest payment date. This period shall be referred to as the “First Interest Period” and this way of reference shall apply to the second period and thereafter. The second interest period and thereafter shall be from (and including) the last day of the immediately preceding interest period to (and including) the next interest payment date.

Applicable Interest Rate

Tranche A-1: the rate obtained by adding the Spread to the Base Interest Rate

Tranche A-2: 0.46% per annum

Tranche B-1: the rate obtained by adding the Spread to the Base Interest Rate

Tranche B-2: the rate obtained by adding the Spread to the Base Interest Rate

Base Interest Rate

This Base Interest Rate for each Interest Period  shall be the six-month interbank offered rate as stipulated below, published by ICE Benchmark Administration Limited (or its successor) for U.S. dollars LIBOR or by TIBOR operating body of Japanese Bankers Association (or its successor) for Japanese yen TIBOR, each at 11:00 a.m. or any nearest possible time after 11:00 a.m. of the day which is two (2) London Business Days (or two (2) Japan Business Days, in case of Tranche B-2)  before the Interest Payment Date (or the Loan Drawdown Date, in case of the first Interest Period) (such day shall be referred to as the “Interest Decision Day”) applicable to the Interest Period immediately preceding  the Interest Period to which this Base Interest Rate is applied. In the event that the aforementioned interest rate is not published for a certain reason, the Base Interest Rate shall be the interest rate (expressed as per annum) representing, in the reasonable judgment of the Loaner, the offered rate for the applicable Loan Currency for the period that corresponds to the Interest Period, in the relevant inter-bank market on the applicable Interest Decision Day. For the avoidance of doubt, the above provision shall apply to the first Interest Period of Tranche B as well.

Tranche A-1: U.S. dollars LIBOR

Tranche B-1: U.S. dollars LIBOR

Tranche B-2: Japanese yen TIBOR

Spread	Tranche A-1: 0.3125 % per annum Tranche B-1: 0.3125 % per annum Tranche B-2: 0.30 % per annum

Interest Payment Date	The date designated as the “Interest Payment Date” in the Interest Payment Schedule of the Loan in Annex 2, as determined for each of the Tranches.
Method of Interest Payment

The interest amount for each Interest Period shall be calculated through multiplying the amount of the principal in the Unpaid Loan Dues in the respective Interest Period of the Loaner by the Applicable Interest Rate and pro-rated based on the actual number of days during the Interest Period (including the first day of the period but excluding the last), with the division done finally, and the amount less than one (1) yen or 0.01 U.S. dollar rounded down. The payment of the aforementioned interest shall be paid in arrear after the end of the respective Interest Period and on the Interest Payment Date for the Interest Period.

Treatment of holidays

In the event that the repayment due date for the principal and the interest falls on any day other than the Business Day, the repayment day in this case shall be the next Business Day. If this Business Day is in the succeeding month, then the repayment due date shall be the immediately preceding Business Day.

(3) Others

Base Number of Days

Unless otherwise provided for in this Agreement, in pro-rating on the daily basis for the purpose of this Agreement, the number of days in one (1) year shall be regarded as three hundred and sixty (360) days for transactions in U.S. dollars and three hundred and sixty-five (365) days for transactions in Japanese yen.

Settlement Account of Borrower	Settlement Account for Japanese yen	Borrower’s savings account for the settlement of funds in Japanese yen with Gotanda Branch of Sumitomo Mitsui Banking Corporation (account number 7972989, the account holder: Kabushiki Kaisha UBIC
Settlement Account for U.S. dollars

Borrower’s foreign currency savings account for the settlement of funds in U.S. dollars with Gotanda Branch of Sumitomo Mitsui Banking Corporation (account number 0209010, the account holder: Kabushiki Kaisha UBIC

Applicable Foreign Exchange Rate

Unless otherwise provided for in this Agreement, any conversion of foreign currencies into Japanese yen (or conversion of Japanese yen to foreign currencies) shall use an exchange rate of 124.08 Japanese yen to one U.S. dollar at a foreign exchange market. Unless otherwise provided for in this Agreement, any aggregate calculation using U.S. dollars and Japanese yen shall use this Applicable Foreign Exchange Rate and be converted into Japanese yen.

Article 2-2Conditions precedent to the Loan Obligations

(1) The Loan Obligations of the Loaner with respect to Tranche A shall be subject to the following conditions precedent:

(i) Loan Obligations of the Loaner is not relieved pursuant to the provisions on Article 2-4.

(ii) The Borrower submits to the Loaner all of the documents as stipulated below, no later than three (3) Business Days prior to the Loan Drawdown Date:

(a) The certificate of a seal impression less than three (3) months old as at the date of receipt and valid as of the Loan Drawdown Date, for the representative of Borrower whose name is stated and whose seal of approval is given in this Agreement as a signatory;

(b) The certified copy of commercial registration less than three (3) months old as at the date of receipt and valid as of the Loan Drawdown Date;

(c) The certified copy of the articles of incorporation;

(d) Registration of the impression of the seal of approval or signature in a format designated by Loaner; and

(e) A copy of the Acquisition Agreement;

provided, however, any document mentioned above that has already been submitted pursuant to Article 4-1 (1) and has no further changes after the submission need not be submitted again.

(iii) All of the Settlement Accounts of the Borrower are established and available.

(iv) No Incidents Causing All Debts Become Due And Payable have occurred or been continuing.

(v) All of the Borrower's representations and warranties are true and correct.

(vi) The Acquisition pursuant to the Agreements Relevant to the Acquisition has been completed and is not the subject of cancellation or invalidity.

(vii) The Agreements Relevant to the Acquisition has neither been terminated (except for the termination by virtue of the completion of the Acquisition) without the approval of the Loaner (which shall not be unreasonably withheld or delayed) nor been materially changed or amended.

(viii) No incidents have occurred in relation to the Bridge Loan Agreement whereby all debts of the Borrower thereunder would immediately become due and payable pursuant thereto.

(ix) It is conclusive that all debts of the Borrower to the Loaner pursuant to the Bridge Loan Agreement will be repaid promptly after the Loan Drawdown Date of Tranche A.

(x) The Security Agreement is executed as of the Loan Drawdown Date of Tranche A (New York time zone shall also apply for the purpose of this item) and it is conclusive that valid and first-priority security interests will be created and perfected over the Shares of the Subject Company pursuant to the Security Agreement, with the Loaner being the security holder.

(2) The Loan Obligations of the Loaner with respect to Tranche B shall be subject to the following conditions precedent:

 (i) Loan Obligations of the Loaner is not relieved pursuant to the provision of Article 2-4.

 (ii) The Borrower submits all of the documents as stipulated below to the Loaner, no later than three (3) Business Days prior to the Loan Drawdown Date of the Tranche B:

(a) The certificate of a seal impression less than three (3) months old as at the date of receipt and valid as of the Loan Drawdown Date, for the representative of Borrower whose name is stated and whose seal of approval is given in this Agreement as a signatory;

(b) The certified copy of commercial registration less than three (3) months old as at the date of receipt and valid as of the Loan Drawdown Date;

(c) The certified copy of the articles of incorporation;

(d) Registration of the impression of the seal of approval or signature in a format designated by Loaner;

(e) A copy of the Acquisition Agreement; and

(f) A document evidencing the completion of the Borrower's payment against the Promissory Note in accordance with the Acquisition Agreement;

provided, however, any document mentioned above that has already been submitted pursuant to Article 2-2 (1) or Article 4-1 (1) and has no further changes after the submission need not be submitted again.

(iii) All of the Settlement Accounts of the Borrower are maintained.

(iv) No Incidents Causing All Debts Become Due And Payable have occurred or been continuing.

(v) All of the Borrower's representations and warranties are true and correct.

(vi) The Acquisition pursuant to the Agreements Relevant to the Acquisition has been completed and is not the subject of cancellation or invalidity.

(vii) The Agreements Relevant to the Acquisition has neither been terminated (except for the termination by virtue of the completion of the Acquisition) without the approval of the Loaner (which shall not be unreasonably withheld or delayed) nor been materially changed or amended.

(viii) The Borrower’s payment against the Promissory Note has been completed in accordance with the Acquisition Agreement.

Article 2-3Provisions with respect to the provision of the Loan

(1) The Loaner shall make a remittance to the Settlement Account of Borrower for each Loan Currency if the Loaner does not provide the notice pursuant to Article 2-3(2) and all of the conditions precedent to the Loan Obligations are satisfied in accordance with Article 2-2. The Loan shall be deemed to have been provided when the remittance is made to the Settlement Account of Borrower for each Loan Currency. The Loaner shall make its best efforts to complete the procedures for the aforementioned remittance by 11:00 a.m. of the Loan Drawdown Date.

(2) In the event that the Loaner decides not to provide the Loan for the reason that the conditions precedent to the Loan Obligations are, in whole or in part, not satisfied, the Loaner may notify the Borrower of the decision. However, the Loaner shall not be relieved from its liability arising from its failure to provide the Loan despite that all of the conditions precedent to the Loan Obligations are satisfied.

(3) The Borrower shall indemnify the Loaner against any damages, losses, and expenses suffered by the Loaner (including, but not limited to, the expenses incurred to avoid any damages or losses, the expenses incurred to recover from damages or losses and attorney's expenses) caused by the Loaner's inability to provide the Loan; provided, however, the Borrower shall have no obligation to indemnify the Loaner if such inability of the Loaner is the Loaner's breach of the Loan Obligations.

Article 2-4Exemption of Loaner from its obligations

(1) The Loaner shall immediately notify in writing the Borrower of any Loan Disabling Incident that the Loaner determines to have occurred.

(2) The Loaner shall also notify the Borrower of any cessation, to the Loaner's judgment, of the aforementioned Loan Disabling Incident, occurring after the Loaner's notice of its occurrence to the Borrower pursuant to Article 2-4(1).

(3) The Loaner shall be exempted from the Loan Obligations for the period from (and including) the date of Borrower's receipt of the notice in accordance with Article 2-4(1) to (and including) the date of Borrower's receipt of the notice in accordance with Article 2-4(2). Such period shall be hereinafter referred to as the "Loan Disabled Period.”

Article 2-5  Increased Expenses

(1) In the event that the Increased Expenses occur, the Loaner may, by provide the written notice explaining the reasonable reasons for the occurrence of the Increased Expenses, demand the Borrower to choose either to (i) bear the Increased Expenses, or (ii) (a) to extinguish the Loaner’s Loan Obligations or (b) to terminate this Agreement, with the Loaner identifying (a) or (b) to the Borrower. The Borrower shall reply the aforementioned notice of demand by giving the Loaner the written notice, within fifteen (15) Japan Business Days of the date of receiving the aforementioned notice.

(2) Where the Borrower chooses to (i) bear the Increased Expenses in its reply to the Loaner's demand in Article 2-5(1), the Borrower shall pay the amount equivalent to the Increased Expenses in accordance with the provisions hereof on the fifth Japan Business Day from the date on which the Borrower gives its reply to the Loaner pursuant to the Article 2-5(1).

(3) Where the Borrower chooses (ii) to extinguish the Loaner's Loan Obligations or to terminate this Agreement to the demand under Article 2-5(1), the Borrower shall notify in writing the Loaner thereof.

(4) Where the notice under Article 2-5(3) is given in reply to the Loaner identifying (ii) (a) to extinguish the Loaner's Loan Obligations in its demand pursuant to Article 2-5(1), the Loaner's Loan Obligations shall be extinguished effective upon the delivery date of the aforementioned notice is delivered to the Loaner (the "Date of Extinguishment of the Loan Obligations" in this article).

(5) Where the notice under Article 2-5(3) is given in reply to the Loaner identifying (ii) (b) to terminate this Agreement in its demand pursuant to Article 2-5(1), this Agreement shall be terminated effective on the date on which the aforementioned notice is delivered to the Loaner (the "Date of Termination of the Agreement" in this article). In this case, the Borrower shall perform all of its obligations hereunder to the Loaner in accordance with this Agreement on the fifth Japan Business Day from the Date of Termination of the Agreement. All provisions herein relevant to the performance by Borrower of its obligations to the Loaner shall remain in full force and effect, until and to the extent of the completion by the Borrower of its performance of its obligations.

Chapter ThreeRepresentations and Warranties by the Borrower

Article 3-1Representations and warranties by the Borrower

The Borrower hereby represents and warrants that all matters stipulated in the following paragraphs are nothing but the truth as of the date of execution of this Agreement and each of the Loan Drawdown Dates (except for the matters with respect to the Security Agreement as of the date of execution of this Agreement). In the event that such representations or warranties are found to be untrue at a later date, the Borrower shall immediately notify in writing the Loaner thereof and indemnify and hold harmless the Loaner against all of its losses, expenses, and other damages arising therefrom.

(i) The Borrower is a stock corporation duly incorporated and validly existing under Japanese laws.

(ii) The Borrower has full legal rights and capabilities to execute and perform under the Financing Agreements; Borrower's execution and performance under the Financing Agreements as well as its transactions thereunder are all within the scope of purpose for the incorporation of the Borrower; and the Borrower has completed all procedures required by the Laws, etc., its articles of incorporation, and other internal rules of the Borrower for the execution and performance.

(iii) Borrower's execution and performance under the Financing Agreements as well as its transactions thereunder do not (i) violate any Laws, etc., binding upon the Borrower, (ii) contravene its articles of incorporation, and other internal rules of the Borrower, or (iii) contravene any agreements or contracts with any third parties to which the Borrower is a party or which are binding upon the Borrower or its property.

(iv) Any person who gives one's signature to, or whose name is stated and whose seal of approval is given in the Financing Agreements has been duly granted, through all procedures required by the Laws, etc., its articles of incorporation, and other internal rules of the Borrower, the full power and authority to represent the Borrower and give one's signature to, or whose name is stated and whose seal of approval is given in the Financing Agreements.

(v) The Financing Agreements are lawful, valid, and binding upon the Borrower and is enforceable in accordance with each of their provisions.

(vi) The financial statements and business reports, and their supplementary schedules prescribed by Article 435, paragraph 2 of the Companies Act (Law number 86 of 2005, as amended), the provisional financial statements prescribed by Article 441, paragraph 1 of the Companies Act, and consolidated financial statements prescribed by

Article 441, paragraph 1 of the Companies Act, each prepared by the Borrower (hereinafter referred to as the "Financial Statements, etc.," are accurate by the standards of the generally accepted accounting principles of Japan, are lawfully prepared, appropriately represent the state of assets and liabilities, and the state of financial conditions and the profits of the Borrower as of the date of preparation, and were audited by the auditing firm, which gave its opinion endorsing the appropriateness of such statements and reports.

(vii) Since the closing of the accounts for the Borrower's business year that ended in March, 2015, there have been no changes in the circumstances surrounding the Borrower which represent specific possibilities of an incident that would significantly deteriorate the Borrower's business, property or financial conditions as stated in its Financial Statements, etc., and cause material adverse effects on the Borrower's performance of obligations under the Financing Agreements,

(viii) No litigations, arbitrations, administrative proceedings, or any other disputes that would cause, or pose threats of, the material adverse effects on the performance by the Borrower or the Subject Company of their obligations pursuant to the Financing Agreement have been commenced in relation to the Borrower or the Subject Company and there are no plausible threats of the same.

(ix) No Incidents Causing All Debts Become Due And Payable (as prescribed in this Agreement) or its plausible threats exist.

(x) All information provided by the Borrower to the Loaner is accurate in its material respects, has nothing omitted in its material respects, and does not cause any material misunderstandings.

(xi) There is no Borrower's breach of its obligations under any of the Agreements Relevant to the Acquisition or plausible threats thereof occurring after the Loan Drawdown Date.

(xii) The Borrower's obligations to make payments to the Loaner pursuant to the Financing Agreements rank at least pari passu to all other unsecured debts of the Borrower at present and future in terms of the creditor's rank or right to receive payments, except for prioritized debts based on the general application of law.

(xiii) Neither the Borrower nor the Subject Company is Antisocial Forces or a Person Associated with Antisocial Forces; nor do they engage in or utilize third parties to indirectly engage in the Antisocial Acts.

(xiv)  The Subject Company is a wholly owned subsidiary of the Borrower, with all of its voting rights owned by the Borrower

(xv) The Borrower and the Subject Company maintains all permissions, etc., necessary for their operation of the business and comply with all Laws, etc., in their material respects.

Chapter FourObligations of the Borrower

Article 4-1Obligations of the Borrower

(1) The Borrower shall, on the date of executing this Agreement, submit all of the following documents to the Loaner at its costs and responsibility:

(i) The certificate of a seal impression less than three (3) months old as at the date of receipt and valid as of the date of executing this Agreement, for the representative of Borrower whose name is stated and whose seal of approval is given in this Agreement as a signatory;

(ii) The certified copy of commercial registration less than three (3) months old as at the date of issue and valid as of the date of executing this Agreement;

(iii) The certified copy of the articles of incorporation;

(iv) Registration of the seal of approval or signature in a format designated by Loaner; and

(v) A copy of the Acquisition Agreement.

(2) Unless the Borrower obtains a prior written approval of the Loaner, the Borrower shall not provide security for any debts (except for the debts pursuant to the Financing Agreements) owed by itself or any third party, for the period from the date of executing this Agreement until the Borrower performs all of its obligations to Loaner arising from the Financing Agreements; except that either of the following applies and that the Borrower provides a prior written notice to the Loaner that it will provide the security:

(i) The Borrower provides security over the assets it acquires, the funds for which are raised through a loan (including a loan for its refinancing); or

(ii) The Borrower newly acquires an asset over which security interests are created, including the cases where the Borrower acquires the assets over which security interests have already been created in connection with a corporate merger, company split, or sale of business.

To "provide security" means, in this article, to create or reserve the security interests over the assets of the Borrower, excluding statutory lien, retention rights, or other security interests that are naturally established pursuant to the Laws, etc.

(3) The Borrower hereby covenants that, for the period from the date of executing this Agreement until this Agreement is terminated and the Borrower performs to the Loaner all of its obligations arising from the Financing Agreements, it will perform all of the following obligations at its expense and responsibility:

(i) The Borrower will immediately report to the Loaner any Incidents Causing All Debts Become Due And Payable or its plausible threats.

(ii) Where the Borrower prepares its Financial Statements, etc., the Borrower shall submit the copy thereof to the Loaner within three (3) months from the last day of each business year. Such Financial Statements, etc., will be accurate by the standards of the generally accepted accounting principles of Japan, be lawfully prepared, appropriately represent the state of assets and liabilities, financial conditions, and the state of profits of the Borrower as of the date of preparation, and be audited by the auditing firm, which will give its opinion endorsing the appropriateness of such statements.

Where the Borrower discloses its reports, etc., electrically by using the EDINET, an electronic disclosure system for disclosure of such documents as Annual Securities Report pursuant to Financial Instruments and Exchange Act, such disclosure shall be deemed to be the submission stipulated in the previous sentence; provided that the Borrower shall nevertheless submit the copy stipulated in the previous sentence upon request by the Loaner.

(iii) Upon reasonable request by the Loaner, the Borrower will immediately report the status of the property, management or business of the Borrower and its subsidiaries (the meaning of which is given in the regulation applied to the definition of terms, form and the method of preparation used for financial statements, etc., regardless of whether the Financial Statements, etc., of the Borrower is actually prepared pursuant to such regulation; the same shall apply hereinafter), and provide reasonably necessary convenience to the Loaner.

(iv) The Borrower will immediately report to the Loaner any occurrence of i) an incident which would cause material adverse effects on the property, management, or business of the Borrower or the Subject Company, ii) an incident which specifically threatens to cause such adverse effects by the lapse of time, or iii) commencement, or specific likelihood of the commencement of a litigation, arbitration, administrative proceeding, or any other disputes which would cause or specifically threatens to cause material adverse effects on performance by the Borrower or the Subject Company of their obligations pursuant to the Financing Agreements.

(v) The Borrower will immediately report to the Loaner its discovery that any of its representations or warranties in the Financing Agreements is found to be untrue, or any occurrence of an incident that contravenes such representation or warranty.

(4) The Borrower hereby covenants that, for the period from the date of executing this Agreement until this Agreement is terminated and the Borrower performs all of its obligations to the Loaner arising from the Financing Agreements, it will comply with all of the following items:

(i) The Borrower will not make material changes to its principal business. Nor will it cause the Subject Company to do the same.

(ii) The Borrower will maintain all permissions, etc., necessary for its operation of the business and comply with all Laws, etc., and shall cause the Subject Company to do the same for the operation of its business.

(iii) The Borrower will maintain the percentage of the principal of the Unpaid Loan Dues for the Tranche A-1 and Tranche B-1 in the loan balances of Tranche A and Tranche B at or below sixty percent (60%) respectively;

(iv) The Borrower will ensure that its direct or indirect equity ownership in the Subject Company shall not become less than 100%;

(v) Except as otherwise provided for by the Law, etc., Borrower's repayment of any debt pursuant to the Financing Agreements will rank at least pari passu and in no way subordinate to all other unsecured debts (including the unrecovered portion of secured debts after converting the collateral into cash) of the Borrower;

(vi) There shall be no reorganization, merger, company split, exchange or transfer of shares of the Borrower, or sales of all or substantial part of the Borrower's business or assets to third parties (including the sale thereof for the purpose a sale and leaseback transaction, but excluding the same which is within the scope of the Borrower's ordinary course of business), each of which causes material adverse effects on the Borrower's ability to repay its debts pursuant to the Financing Agreements;

(vii) The Borrower will maintain all of the Settlement Accounts of the Borrower.

(viii) Neither the Borrower nor the Subject Company will become Antisocial Forces or a Person Associated with Antisocial Forces; nor will they engage in or utilize third parties to indirectly engage in the Antisocial Acts, nor will they make the Subject Company to engage in the Antisocial Acts.

(ix) The Borrower will retain its accounting books pertaining to its business, liabilities, and assets, its Financial Statements, and all documents that are considered reasonably necessary for the purpose of generally accepted accounting procedures.

(x)  The Borrower shall enter into the Security Agreement as of the Loan Drawdown Date of Tranche A (New York time zone shall also apply for the purpose of this item) and create and perfect the valid and first-priority security interests over the Shares of the Subject Company with the Loaner being the security holder.

(5) The Borrower hereby covenants that, for the period from the date of executing this Agreement until this Agreement is terminated and the Borrower performs all of its obligations to Loaner arising from the Financing Agreements, it will comply with all of the following items:

(i) The Borrower will not record an ordinary loss in its financial statements as at the end of any two (2) consecutive business years, either on a consolidated or nonconsolidated basis.

(ii) The total amount for the section of net assets in the Borrower's consolidated balance sheets for the successive business years after March 31st, 2016 will be no less than the higher of i) seventy-five percent (75%) of the total amount for the section of net assets in the Borrower's consolidated balance sheet as at the end of the Borrower's business year that ended in March 2015, or ii) seventy-five percent (75%) of the total amount for the section of net assets in the Borrower's consolidated balance sheet as at the end of the immediately preceding business year.

(6) The Borrower shall notify in writing the Loaner of any order of provisional attachment, preservative attachment, or attachment imposed on the loan claim in connection with the Loan, immediately after the same is served upon the Borrower, together with the copy thereof. In such notification, the Borrower must also make a phone call to Loaner to confirm the notification has been actually delivered to the Loaner.

(7) The Borrower shall not claim any damages from Loaner for the Borrower's damages, losses, or expenses arising from (a) the fact that Borrower's representation and warranty pursuant to Article 3-1(xiii) is found to be untrue, or (b) the application of Article 5-1 based on the Borrower's breach of Article 4-1(4)(xiii). The Borrower shall indemnify and hold harmless the Loaner from any of the Loaner's damages, losses, or expenses arising from (a) or (b) in the foregoing sentence.

Article 4-2Obligations of the Borrower (Considerations to Society and the Environment)

(1) The Borrower must, by following the instructions given by the Loaner, report to the Loaner the Borrower's measures and the outcome of the Borrower's monitoring activities for the Considerations to Society and the Environment in connection with the operation of the Subject Business. The Borrower shall report to Loaner any of the Borrower's threatened inability, as it comes to the Borrower's knowledge, to comply with any environmental law, regulation, or standards, etc., implemented by the national or local government of the region in which the Subject Business is operated.

(2) In the event that any issue with respect to the Considerations of Society and the Environment arises, the Borrower shall engage in, or shall cause the Subject Company to engage in, a consultation in good faith with the stakeholders of the Subject Business including local residents and regional NGOs.

(3) Where the national or local government of the region in which the Subject Business is operated plays an important role in terms of the Considerations to Society and the Environment, the Borrower shall endeavor to involve such government in concluding arrangements, etc., with respect to Considerations to Society and the Environment.

(4)  If it is revealed that the Borrower's failure to provide the Loaner with correct information in connection with the Borrower's report on the Considerations to Society and the Environment causes unfavorable impact to the environment, the Borrower shall, upon demand by the Loaner, repay all of the Unpaid Loan Dues to the Loaner by the date specified by the Loaner.

(5) The Borrower shall retain certificates etc. and other materials for prima facie proof in connection with this Agreement requested by the Loaner (including copies of the agreement, etc., and proof of remittance in connection with the capital contribution, etc.) and, upon request by the Loaner, submit the copy of the same or ensure that the Loaner is able to confirm the certificates etc. and other materials for prima facie proof requested by the Loaner.

(6) The Borrower shall render its cooperation in connection with the investigation about the Borrower which the Loaner or Japan Bank for International Corporation deems necessary.

Chapter FiveIncidents Causing Acceleration

Article 5-1Incidents Causing Acceleration

(1) In the event that any single item out of (i) through (v) below occurs upon the Borrower, all debts of the Borrower under the Financing Agreements shall naturally and immediately become due and payable, and the Borrower shall, immediately and in accordance with the provisions of the Financing Agreements, repay all amounts of the principal and interests of the Loan, the Settlement Money and any other money which the Borrower has the obligation to pay pursuant to the Financing Agreements, with or without notice or demand from the Loaner. The term "Incidents Causing Acceleration" in this Agreement means each of the items in this Article 5-1(1) and Article 5-1(2).

(i) The payment by the Borrower is suspended, or a petition for the commencement of bankruptcy proceedings, commencement of civil rehabilitation proceedings, commencement of corporate reorganization proceedings, commencement of special liquidation proceedings, or any other legal insolvency proceedings is filed by or against the Borrower (including such petition filed in countries outside Japan).

(ii) The Borrower passes a resolution for dissolution; a court renders the judgment to dissolve the Borrower; or a court issues an order to dissolve the Borrower.

(iii) The Borrower terminates its business.

(iv) A clearinghouse or densai.net Co., Ltd. imposes the penalty of suspending transactions upon the Borrower, or any other entity that records monetary claims electronically imposes a similar sanction upon the Borrower.

(v) An order or notice of provisional attachment, preservative attachment, or attachment upon the Borrower's deposit claims or other monetary claims to the Loaner (including a similar proceeding in countries outside Japan) is served upon the Borrower.

(2) In the event that any single item out of (i) through (viii) below occurs upon the Borrower or the Subject Company, all  debts of the Borrower under the Financing Agreements shall immediately become due and payable with a notice from the Loaner, and the Borrower shall, immediately and in accordance with the provisions in the Financing Agreements, repay all amounts of the principal and interests of the Loan, the Settlement Money and any other money which the Borrower has the obligation to pay pursuant to the Financing Agreements.

(i) The Borrower's performance of the obligations under the Financing Agreements is delayed, in whole or in part.

(ii) The Borrower's representation or warranty under the Financing Agreements is found to be untrue.

(iii) The Borrower commits a material breach of other obligations than items (i) or (ii) above under the Financing Agreements.

(iv) The Borrower's monetary debt other than those pursuant to the Financing Agreements and of which aggregate amount exceeds fifty million Japanese yen (JPY 50,000,000) becomes immediately due and payable, or the Borrower fails to perform its obligation as it becomes due.

(v) A litigation, mediation, arbitration, or administrative proceeding is commenced, a decision of which is reasonably likely to be unfavorable to the Borrower or the Subject Company, and, once such unfavorable decision is given, it is reasonably likely that the decision will cause material adverse effects on the Borrower or the Subject Company.

(vi) Special mediation proceedings are commenced for the Borrower.

(vii) The rank of the security interests created upon the Shares of the Subject Company pursuant to the Security Agreement is not the first priority; the Loaner's rights to such security interests do not satisfy the requirements for being perfected or becomes not perfected; or such security interests become invalid or not effective.

(viii) Except as set forth in items (i) through (vii) above, the state of Borrower's business or property suffers material deterioration so that there is a reasonable need to preserve the Loaner's claims.

(3) In the event of delay attributable to the Borrower in giving the notice of any of the items in Article 5-1(2) above or Borrower's failure to give the same, all debts of the Borrower under the Financing Agreements shall immediately become due and payable, the Borrower shall immediately repay all amounts of the principal and interests of the Loan, the Settlement Money and any other money which the Borrower has the obligation to pay pursuant to the Financing Agreements, and the Loaner's Loan Obligations (if any) shall be extinguished, each of which taking effect on the date on which the Borrower's notice should have normally been delivered to the Loaner.

Chapter SixTermination of the Loan Obligations

Article 6-1Termination of the Loan Obligations

(1) In the event of any of the following incidents, all of the Loaner's Loan Obligations with respect to the relevant Tranche shall be extinguished. The Borrower, in this case shall nevertheless have the obligation to repay, on the Repayment Date (unless the Borrower's debts pursuant to the Financing Agreements become due and immediately payable), the portion of the principal and the interests of the Loan of which Repayment Date is after the date of the said extinguishment. All relevant provisions herein shall survive such extinguishment and be in full force and effect until and to the extent of the Borrower's completion of all of its performance of obligations under the Financing Agreements.

(i) The Loan Drawdown Date has elapsed.

(ii) The Loaner has provided the Loan.

(2) In the event that the execution of and the performance under this Agreement as well as the transactions hereunder violate any Laws, etc., binding upon the Lender, the Lender shall consult with the Borrower and determine necessary courses of actions. In this case, the Borrower may not unreasonably reject the extinguishment of the Loaner's Loan Obligations or the termination of this Agreement.

Chapter SevenProvisions Governing the Repayment of Debts

Article 7-1Performance of obligations by the Borrower

(1) The Borrower shall, for the purpose of repaying its debts hereunder, make the remittance to the Settlement Account of Borrower for each Loan Currency applicable to respective Tranche, (a) no later than the Payment Due Time, for such debts that have the Repayment Date hereunder, or (b) immediately upon demand by the Loaner given to the Borrower, for such debts that do not have the Repayment Date hereunder. In this case, the Borrower's performance of its obligation to the Loaner shall be deemed to have been completed upon the Loaner's withdrawal of the repayment from the Settlement Account of Borrower. The Lender shall do the aforementioned withdrawal (a) by the end of the Payment Due Date, for such debts that have the Repayment Date hereunder, or (b) without undue delay on or after the date of remittance, for such debts that do not have the Repayment Date hereunder.

(2) The Borrower shall grant to the Loaner, and waive its rights to revoke such grant of, the right to withdraw the money from the Settlement Account of Borrower pursuant to Article 7-1(1). The aforementioned withdrawal shall not require any cheque or application for withdrawal issued by the Borrower.

(3) All repayments of the Borrower pursuant to this article shall be applied to, and in the order of, the following items (such order shall be referred to as the "Order of Application"). However, in the event that the Borrower's debts under the Financing Agreements become immediately due and payable, the application and the order shall be separately determined by other provisions herein.

(i) The portion that is required to be paid to third parties in the expenses to be borne by the Borrower pursuant to the Financing Agreements.

(ii) The portion that is incurred by the Loaner on behalf of the Borrower, in the expenses to be borne by the Borrower pursuant to the Financing Agreements.

(iii) the delay charges and Settlement Money

(iv) Interests on Loan

(v) The principal of Loan

(4) If the applied repayment is insufficient for any item in Article 7-1(3) (the first of such item in the order in Article 7-1(3) shall be referred to as "Insufficient Item"), the balance of the repayment amount remaining after its application to the immediately preceding item to the Insufficient Item shall be applied in proportion to the amount of each of payable debts of the Borrower within the Insufficient Item (this method of application shall be hereinafter referred to as "Application Method for the Insufficient Item").

(5) Except as otherwise required by the Laws, etc., the Borrower shall not deduct the Taxes and Government Duties, etc., from the repayment of its debts pursuant to the Financing Agreements. If the Borrower is required to deduct the Taxes and Government Duties, etc., from the repayment of its debts, the Borrower shall add an amount to the repayment so that the amount received by the Loaner net of the Taxes and Government Duties, etc., will be equal to the amount had it not been for such Taxes and Government Duties, etc. In this case, the Borrower shall send the certificate of tax payment issued by the tax authorities of Japan in charge of withholding taxes or any other government authorities directly to the Loaner within thirty (30) days of the date on which the Borrower makes the repayment.

 Article 7-2 Set-off

(1) When the Borrower is required to perform its obligations for the Loaner for such reasons as its debt becoming due, its debt becoming immediately due and payable or otherwise, the Loaner may (a) set off its deposit liability and other liabilities to the Borrower (regardless of its due date) against its receivables from the Borrower pursuant to the Financing Agreements, and (b) may, without any prior notice to the Borrower or any prescribed procedures, receive on behalf of the Borrower a repayment of deposits made by the Borrower and then apply such receipt to the unpaid debts owed by the Borrower.  The method of manifesting the Loaner's intentions shall be in accordance with the Laws, etc. Interests on the receivables and liabilities, the Settlement Money, and the delay charges for the foregoing set-off or application to the debts shall be calculated for the period ending the date on which such calculation is performed. The interest rates and the rate of charges in such calculation shall be in accordance with the provisions of applicable agreements, or, in the absence of such provisions, be reasonably determined by the Loaner. The exchange rates for foreign currencies shall be reasonably determined by the Loaner based on the market rates on the date of the calculation. In the event that the foregoing set-off or application to the debts is insufficient to extinguish the total amount of debts owed by the Borrower, the Loaner may apply in the order and method as it thinks fit and the Borrower may not object to that application.

(2) The Borrower may set off its receivables from the Loaner against its liabilities to the Loaner hereunder, only if the Repayment Date of the Loan becomes due and it is necessary to preserve such receivables of the Borrower as its deposit claims or other monetary claims with the Loaner become due. In this case, the Borrower shall notify in writing the Loaner of the set-off and promptly submit to the Loaner the certificate or passbook of its deposit claims or other monetary claims by which the set-off is made. Interests on the receivables and liabilities and the amount of delay charges for the foregoing set-off shall be calculated for on the period ending the date on which the notice of set-off is delivered. The interest rates and the rate of charges in such calculation shall be in accordance with the provisions of applicable agreements, or, in the absence of such provisions, be reasonably determined by the Loaner. The exchange rates for foreign currencies shall be reasonably determined by the Loaner based on the market rates on the date of the calculation. In the event that the foregoing set-offs are insufficient to extinguish the total amount of debts owed by the Borrower, the Borrower may apply in the order and method as it thinks fit. However, if the Borrower fails to designate such order or method, the Loaner may apply in the order and method as it thinks fit and the Borrower may not object to that application.

(3) In the event that the set-off herein is performed, the Party performing it shall promptly notify in writing the other party of the details of such set-off. The notifying party shall indemnify the other party against the other party's damages, losses, or expenses caused by the undue delay in giving such notice.

Chapter Eight Articles for the Repayment before Due

Article 8-1 Articles for the voluntary repayment before due

(1) The Borrower, when it plans to repay all or part of the principal of the Loan before the Maturity Date (such repayment shall be hereinafter referred to as the "Repayment before Due"), shall do so in accordance with the procedures set forth in the following paragraphs.

(2) When the Borrower plans the Repayment before Due, it shall, no later than forty-five (45) days before the date of the planned Repayment before Due (such date shall be the Business Day and be referred to as the "Planned Date of

Repayment before Due" in this chapter), notify in writing the Loaner of (a) the Tranche and its amount of principal for the planned Repayment before Due (provided that such amount of the principal shall be fifty million yen (JPY 50,000,000) and above, and be in units of fifty million yen (JPY 50,000,000), for the Loan in Japanese yen; or five hundred thousand U.S. dollars (USD 500,000) and above, and be in units of five hundred thousand U.S. dollars (USD 500,000), for the Loan in U.S. dollars; or the entire amount of the Unpaid Loan Dues in the Loan for which the Repayment before Due is planned), (b) the Borrower's intention to pay the full amount of interest which will accrue on the amount of principal for which the Repayment before Due is planned in the period from (and including) the Drawdown Date of the Loan to (and including) the Planned Date of Repayment before Due (such amount of interest shall be referred to as the "Transitional Interest" in this chapter and the calculation method of the Transitional Interest shall be in accordance with the method of calculating the amount of ordinary interest as provided herein), and (c) the Planned Date of Repayment before Due.

(3) In performing the Repayment before Due for Tranche A or Tranche B pursuant to Article 8-1(2), the Borrower will maintain the percentage of the balance of the principal of the Unpaid Loan Dues after the Repayment before Due with respect to the Tranche A-1 and Tranche B-1 in the loan balance of Tranche A and Tranche B at or below sixty percent (60%) respectively.

(4) The Loaner shall make its judgment as to whether or not it accepts the Repayment before Due and notify the Borrower of such judgment no later than thirty (30) days before the requested Date of Repayment before Due.

(5) If the Repayment before Due is accepted in accordance with Article 8-1(4), the Lender  shall notify the Borrower of the Settlement Money no later than two (2) Business Days before the Planned Date of Repayment before Due. The Borrower shall pay the principal of the Loan, and the aggregate amount of the Transitional Interest and the Settlement Money subject to the Repayment before Due on the Planned Date of Repayment before Due.

(6) In the event that any Repayment before Due made pursuant to this article represents a portion of the principal of the Loan, such repayment shall be applied first to the principal of the applicable Loan that falls due the latest of all others.

Article 8-2Articles for the mandatory repayment before due

(1) In the event that any of the incidents described in the following items occurs after the Loan Drawdown Date (such incident shall be referred to as the "Incident Causing the Mandatory Repayment before Due"), the Borrower must repay all or part of the principal of the Loan before its due date, in an amount and by the date stipulated below (such repayment shall be referred to as the “Mandatory Repayment before Due” and such date shall be hereinafter referred to as the "Due Date for Mandatory Repayment before Due"). All amounts in item (i) below and all pro-rated amounts in items (ii) and (iii) below shall be adjusted so that each of them will be in units of one hundred thousand yen (JPY 100,000) or one thousand U.S. dollars (USD 1,000).

(i) In the event that the percentage of the principal of the Unpaid Loan Dues with respect to the Tranche A-1 or Tranche B-1 in the loan balance of Tranche A or Tranche B becomes, respectively, more than sixty percent (60%), the Borrower shall, immediately (but in any event within ten (10) days of the date on which such incident occurs) and before the due date, repay to the Loaner the principal, the Transitional Interest and the Settlement Money of the Loan with respect to the excess amount in the applicable Tranche.

(ii) In the event that Borrower issues its shares (only when its considerations are paid in money; for the avoidance of doubt, this issuance excludes the share subscription warrants) and only upon request by the Loaner, the Borrower shall, immediately after the receipt of the proceeds from the issue (but in any event within ten (10) days of the date on which such incident occurs), remit, as the Repayment before Due, fifty percent (50%) (or such percentage above fifty percent (50%) as agreed upon by the Borrower and the Loaner as the result of a negotiation in good faith) of the amount of the proceeds net of the reasonable expenses and Taxes and Government Duties in connection with the proceeds, to the Settlement Account of Borrower with respect to the relevant Tranche. The amount of the Repayment before Due for each of the Tranches shall be calculated in proportion to the amount of principal in the respective Unpaid Loan Dues.

(iii) In the event that Subject Company transfers all or substantially all of the Subject Business to third parties (except for the Borrower or its subsidiaries) by means of sale or other disposals, the Borrower shall, on the date of the receipt of the proceeds from the transfer, remit, as the Repayment before Due, one hundred percent (100%) of the amount of the proceeds from the transfer net of reasonable expenses and Taxes and Government Duties in connection with said transfer, to the Settlement Account of Borrower for the applicable currency with respect to the relevant Tranche. The amount of Repayment before Due for each of the Tranches shall be calculated in proportion to the amount of principal in the respective Unpaid Loan Dues.

(2) In the event of the Mandatory Repayment before Due in accordance with Article 8-2(1), the Borrower shall, no later than five (5) Business Days before the date on which the Mandatory Repayment before Due is made (hereinafter referred to as the "Planned Date of Mandatory Repayment before Due"), notify in writing the Loaner of (a) its intention to make the Mandatory Repayment before Due, (b) the amount of the principal of the Loan for which the Mandatory Repayment before Due is planned, (c) the Borrower's intention to repay the aggregate of the full amount of the interest accruing for the period until (and including) the Planned Date of Mandatory Repayment before Due and the Settlement Money, each with respect to the principal for the Mandatory Repayment before Due, and (d) the Planned Date of Repayment before Due.

(3) In the event that any Repayment before Due made pursuant to this article represents a portion of the principal of the Loan, such repayment shall be applied first to the principal of the Loan that falls due the latest of all others.

Chapter NineOther Provisions

Article 9-1Collections, etc., from third parties

(1) Unless the Loaner gives its prior written acceptance, no repayments by any third parties other than the Borrower shall be accepted with respect to the Borrower's debts under the Financing Agreements.

(2) Unless the Loaner gives its prior written acceptance,

the Borrower shall not, after the date of execution of this Agreement, engage any third party to provide its guarantee (including a real guarantee) over the Borrower's debts pursuant to the Financing Agreements, or assign any debts pursuant to the Financing Agreements to any third party.

(3) Where the Loaner enters into a guarantee agreement (including a real guarantee) or a debt assumption agreement with a third party not commissioned by the Borrower with respect to the Borrower's debts pursuant to the Financing Agreements, the Loaner shall be required to obtain the prior written consent of the third party that;

(i) the third party will assume the same obligations as the Loaner has towards the Borrower pursuant to the right of indemnification or Financing Agreements, in connection with the third party's exercise of (a) the rights of the third party to demand performance by the Borrower acquired through the third party's performance of obligations under the aforementioned debt assumption agreement, and (b) its claim rights under the Financing Agreements;

(ii) the third party will be bound by each provision of this Agreement;

(iii) the third party is a corporation having its place of business in Japan (i.e. it has its head office, branch office or sales office having registered itself in Japan pursuant to the laws of Japan) and not a subsidiary, etc., of the Borrower, and the Borrower is not a subsidiary of such third party;

(iv) the amount of claim rights regarding the Loan that the third party may acquire through subrogation shall be one hundred million yen (JPY 100,000,000) and above, or one million U.S. dollars (USD 1,000,000) and above; and

(v) no withholding tax, etc., which will increase the amount of interest to be paid by the Borrower to such third party shall be imposed on the aforementioned subrogation.

Where the subrogation of the loan claims to a third party under the Financing Agreements takes place pursuant to item (i) above, all expenses incurred for such subrogation shall be borne by such third party.

Article 9-2Assignment

(1) Unless the Loaner gives its prior written acceptance, the Borrower may not assign its status, rights, or obligations under this Agreement to any third parties.

(2) Subject to the Borrower's prior written acceptance and the satisfaction of all of the requirements set forth in the following items, and except for the assignment of the loan claims as separately set forth herein, the Loaner may, until its provision of the Loan, assign its status and its associated rights or obligations under this Agreement, in whole or in part, to any third parties , provided, however, that this shall not apply when special provisions exist in this agreement pertaining to  the assignment of the loan claims. The Loaner assigning as such shall be hereinafter referred to as the "Assignor" and the person to whom the Assignor assigns shall be hereinafter referred to as the "Assignee.”

(i) In the case of a partial assignment of this Agreement, the Assignor and the Assignee shall jointly be the Loaner hereunder and be bound by the provisions of this Agreement on and after the date of such assignment, and the Amount of Loan Proceeds provided by the Assignor before the assignment (referred to as "Amount of Loan Proceeds before Assignment" in this paragraph) shall be reduced by the amount separately agreed by the Assignor and the Assignee (referred to as the "Reduction Amount" in this paragraph).

(ii) The Assignee is a corporation having its place of business in Japan (i.e. it has its head office, branch office or sales office having registered itself in Japan pursuant to the laws of Japan).

(iii) In case of a partial assignment of this Agreement, (a) the Reduction Amount and (b) the amount calculated by deducting the Reduction Amount from the Amount of Loan Proceeds before Assignment will one hundred million yen (JPY 100,000,000) and above, or one million U.S. dollars (USD 1,000,000) and above.

(iv) No withholding tax, etc., which will increase the amount of interest to be paid by the Borrower to the Assignee shall be imposed on the aforementioned assignment.

(3) All expenses, etc., incurred for the assignment pursuant to Article 9-2(2) above shall be borne by the Assignor or Assignee; provided that the Increased Expenses occurring upon the Assignee after the assignment shall be governed by the provisions herein with respect to the Increased Expenses.

Article 9-3Assignment after the provision of the Loan

(1) Except as otherwise provided for herein and subject to the satisfaction of all of the requirements set forth in the following items, the Loaner may assign its loan claims. The Assignor and the Assignee shall, immediately following the date of such assignment, satisfy all requirements for perfecting such assignment against third parties and debtors. Upon assignment of the loan claims pursuant to this paragraph, all rights associated with the assigned loan claims of the Assignor hereunder shall be transferred to the Assignee; and the Assignee shall have undertaken all obligations associated with the assigned loan claims of the Assignor. The Borrower shall accept in advance such transfer of rights to the Assignee and such undertaking of obligations by the Assignee. The Assignee shall be deemed to be the Loaner in this case, in terms of the application of the provisions herein relevant to such loan claims.

(i) The Assignee will be bound by each of the provisions herein relevant to the loan claims which are assigned to the Assignee (the Assignee shall not have the Loan Obligations).

(ii) The Assignee is a corporation having its place of business in Japan (i.e. it has its head office, branch office or sales office having registered itself in Japan pursuant to the laws of Japan).

(iii) If the loan claims are split as they are assigned, the amount of each loan claims after the split will be one hundred million yen (JPY 100,000,000) and above, or one million U.S. dollars (USD 1,000,000) and above.

(iv) no withholding tax, etc., which will increase the amount of interest to be paid by the Borrower to the assignee shall be imposed on the aforementioned assignment.

(2) All expenses, etc., incurred for the assignment pursuant to Article 9-3(1) above shall be borne by the Assignor or Assignee. The Increased Expenses occurring after the assignment shall be governed by the provisions herein with respect to the Increased Expenses.

Article 9-4General provisions

(1) Disclosure of Information

(i) Neither the Loaner nor the Borrower shall, before and after the complete repayment of all debts hereunder, disclose or divulge to third parties the contents of the Financing Agreements or other Party's confidential information that it learned in connection with the transactions contemplated by the Financing Agreements. Nor shall the Parties use the aforementioned contents or confidential information for any purposes except for the purpose in connection with the Financing Agreements or of the credit examination or credit administration by the Loaner. The obligations stipulated in the preceding sentences in this paragraph shall not apply to any information (i) which has become publicly known, (ii) lawfully obtained from third parties without confidentiality obligations, (iii) disclosed pursuant to the requirement by law, government agencies, or self-regulatory bodies (including the financial instruments exchange and Japan Securities Dealers' Association), (iv) disclosed to attorneys at law, judicial scriveners, certified public accountants, licensed tax accountants, et al., (v) disclosed by the Loaner or Borrower to its respective affiliated companies, (vi) disclosed by the Borrower to the Seller, (vii) disclosed for the purpose of performing under, or incidental to or in connection with, the agreement with Japan Bank for International Corporation, or (viii) disclosed to the extent reasonably necessary for the transactions contemplated by the Financing Agreements and the Agreement Relevant to the Acquisition. The permitted disclosures of personal information shall nevertheless be limited to the extent permitted for disclosure by law.

(ii) The Borrower shall not object to the Loaner disclosing any information relating to the Financing Agreements to the assigns (including the Assignee), guarantors, persons assuming debts, purchasers of a participation benefit, or any persons who are considering the an assignment, guarantee, assumption of debts, or purchase of participation benefit (including the persons acting as a broker with respect to such transactions), each in connection with (a) the assignment of contractual status or of loan claims pursuant to the Financing Agreements, (b) the execution of a guarantee agreement (including a real guarantee) or a debt assumption agreement not commissioned by the Borrower with respect to the Borrower's debts pursuant to the Financing Agreements, or (c) the sale of a participation benefit in connection with the loan claims hereunder (including, but not limited to, the loan participation and self-settled trust); provided that the Loaner shall impose confidentiality obligations on the person(s) receiving the information. If the Loaner elects to disclose the information relating to the Financing Agreements in accordance with this item, the Loaner shall inform the Borrower of such fact, promptly after it imposes the confidentiality obligations on such person. The "information relating to the Financing Agreements" in this paragraph means any information about the credit worthiness of the Borrower obtained in connection with the Financing Agreements, information about the contents of the Financing Agreements and any other accompanying information, and contents of the loan claims which is the subject of transaction and any other accompanying information, but excluding any information about the creditworthiness of the Borrower obtained in connection with agreements other than the Financing Agreements.

(2) Delay charges

In the event that the Borrower delays its performance of obligations to the Loaner hereunder, the Borrower shall pay the delay charges immediately after the demand therefor from the Loaner pursuant to this Agreement. The aforementioned delay charges shall be calculated by multiplying the amount corresponding to the delayed performance of obligation  (such delayed performance shall be referred to as the "Delayed Performance") by the interest rate of fourteen percent (14%) per annum as applied to the period from (and including) the date on which the Delayed Performance should have been performed to (and including) the date on which all of the Delayed Performance are performed, based on the pro-rated calculation by the number of days elapsed (including the first day of the period but excluding the last), with the division being done finally, and the amount less than one (1) yen or 0.01 U.S. dollars being rounded down.

(3) Expenses, and Taxes and Government Duties, etc.

(i) All reasonable expenses (including the reasonable extent of attorney fees) incurred for the Financing Agreements, and the preparation, modification, and amendment of the term sheet with respect to the Financing Agreements shall be borne by the Borrower. Immediately after the demand for payment by the Loaner and subject to the consummation of the Acquisition, the Borrower shall pay the aforementioned expenses to the Loaner pursuant to this Agreement.

(ii) All expenses (including attorney fees) incurred by the Loaner for its retention and exercise of its rights or performance of its obligation pursuant to the Financing Agreements shall be borne by the Borrower. The Loaner shall promptly notify the Borrower of such expenses as it incurs. Where the Loaner bears such expenses on behalf of the Borrower, the Borrower shall reimburse such expenses to the Loaner pursuant to this Agreement, immediately after the Loaner demands such reimbursement.

(iii) All stamp duties and other similar Taxes and Government Duties, etc., incurred for the preparation, modification, and enforcement, etc., of the Financing Agreements and other relevant documents shall be borne by the Borrower. Where the Loaner bares such expenses on behalf of the Borrower, the Borrower shall reimburse such expenses to the Loaner pursuant to this Agreement, immediately after the Loaner demands such reimbursement.

(4) Amendments to this Agreement

No amendments to this Agreement may be made except by the written agreement by the Loaner and the Borrower.

(5) Assumption of risk, disclaimer, compensation, and indemnification

(i) In the event that any documents submitted by the Borrower to the Loaner is lost, destroyed, or damaged due to such uncontrollable incidents as social uprising or natural disaster, the Borrower shall, after consultation with the Loaner, perform its obligations hereunder based on the accounting books, vouchers, and other records retained by the Loaner. Upon request by the Loaner, the Borrower shall promptly prepare and submit the replacing documents to the LoanerLoaner.

(ii) The Borrower shall indemnify the Loaner against damages, losses, or expenses etc. incurred by the Loaner caused by an incident of the forged, altered, or stolen seal of the Borrower's approval occurring in the course of the Loaner's transactions pursuant to this Agreement where the Loaner used its due care in  verifying and authenticating the impression of the seal of approval by the Borrower's representative and its agent against another impression of the seal of approval which the Borrower had previously registered with the Loaner.

(iii) The Borrower shall indemnify the damages, losses, or expenses, etc., incurred by the Loaner caused by the Borrower's breach of the provisions herein. The Loaner shall promptly notify the Borrower of such damages, losses, or expenses, etc.

(iv) In addition to Article 9-4(5)(iii) above, the Borrower shall indemnify the Loaner and its affiliated companies as well as their directors, officers, employees and agents (hereinafter referred to as the "Indemnified Party") against their expenses and liabilities (including attorney's fees) arising from or in connection with the demand, litigation, or other proceedings (regardless of whether the Indemnified Party is a party thereto; or any third party, the Borrower or its related parties initiated such demand, litigation, or other  proceedings) relevant to the transactions contemplated by the Financing Agreements; except for such expenses and liabilities caused by or based on the willful misconduct, gross negligence, or material breach of this Agreement by the Indemnified Party.

(6) Severability

If any part of the provisions of this Agreement is held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of other provisions of this Agreement shall in no way be impaired or affected thereby.

(7) Calculations

Except as otherwise expressly stipulated herein, all calculations in this Agreement shall use a pro-rated calculation based on a number of days that includes the first day of the applicable period but excluding the last, with the division being done finally, and the amount less than one (1) yen or 0.01 U.S. dollars being rounded down.

(8) Preparation of a notarized deed

Upon request by the Loaner at any time, the Borrower shall follow necessary procedures to commission a notary public to issue a notarized deed authenticating the obligations contained herein and acknowledging the enforceability of a compulsory execution.

(9) Non-waiver of rights

No failure or delay by the Loaner in exercising its rights, in whole or in part, prescribed in this Agreement shall, under any circumstances, be construed as a waiver of such rights by the Loaner or a release or reduction of the Borrower's obligation, or give any effects to the rights or obligations of the Loaner.

(10) A bank transaction agreement, etc., not applicable

A bank transaction agreement, if any, separately submitted by the Borrower to the Loaner or separately entered into between the Borrower and the Loaner shall not apply to this Agreement or any transactions hereunder.

(11) Governing law and jurisdiction

This Agreement shall be governed by the laws of Japan. Any disputes arising from this Agreement shall be subject to the exclusive jurisdiction of the Tokyo District Court.

(12)  Language

This Agreement shall be executed in Japanese, which shall constitute the only authentic agreement.

(13) Mutual consultation

In the event of any matter not provided for herein, or questions or doubts about the interpretation of this Agreement, the Borrower and the Loaner shall mutually consult and determine the course of action.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have prepared one original document of this Agreement to be executed by their representative or his/her agent by affixing their names in print and their seals of approval, the executed original document of which shall be retained by the Loaner for itself and for the Borrower.

November 30, 2015

The Borrower:  UBIC, Inc.

UBIC, Inc.

Meisan Takahama Building, 2-12-23, Konan, Minato-ku, Tokyo,

108-0075 Japan

Representative Director   Masahiro Morimoto    [Seal of Approval]

The Loaner: Sumitomo Mitsui Banking Corporation

1-14-10, Higashi Gotanda, Shinagawa-ku, Tokyo, Japan

Gotanda Corporate Banking Department, Sumitomo Mitsui Banking Corporation

General Manager  Yoshio Hagita [Seal of Approval]

Annex 1

Contact Address of the Parties and Methods of Notification

1. The Borrower

The Borrower and its name of department	Address	Telephone number / Facsimile number
UBIC, Inc. Treasury Division	(Postal Code: 108-0075) 7th Floor, Meisan Takahama Building, 2-12-23, Konan, Minato-ku, Tokyo, Japan	+81-3-5463-6344 +81-3-5463-6345

2. The Loaner

The Loaner and its name of department	Address	Telephone number / Facsimile number
Sumitomo Mitsui Banking Corporation Gotanda Corporate Banking Department	(Postal Code: 141-0022) 1-14-10, Higashi Gotanda, Shinagawa-ku, Tokyo, Japan	+81-3-3442- 7914 +81-3-3443-6617

3. Methods of notification

(1) All notices hereunder shall be in writing, expressly state such notice is given pursuant to this Agreement, be delivered to the address which the other Party being the receiving Party specifies herein, and use one of the methods specified as follows:

(i) by a delivery by hand and in person

(ii) by a registered postal mail or courier service

(iii) by a facsimile transmission; provided that notice of any of the following sent by a facsimile transmission must accompany its authenticated copy delivered to the receiving Party using the method of (i) or (ii) above after each transmission:

(a) notice by the Borrower of the Planned Repayment before Due;

(b) notice given by the Borrower  to the Loaner hereunder that an order of provisional attachment, preservative attachment, or attachment imposed on the loan claim is served upon the Borrower;

(c) registration of the impression of the seal of approval or authorized signature in a format specified by the Loaner; or

(d) any other notices, a delivery of the authenticated copy of which is reasonably requested by the receiving Party.

Each Party hereto may change its contact address by giving the notice of the change of the contact address to the other Party.

(2) Each notice stipulated in the above paragraph (3) shall be deemed to have been effectively delivered at a time when (i) the receipt is confirmed, for the facsimile transmission, and (ii) the applicable document is actually received, for the other methods.

4. Changes to the matters having been submitted

(1) The Borrower shall give prompt written notice to the Loaner of any changes to its trade name, the name of its representative, its agents, its authorized signature, the impression of its seal of approval, its address, and any other matters it has submitted to the Loaner. The Loaner shall give prompt written notice to the Borrower of any of the aforementioned matters.

(2) In the event of a failure or delay of the notification set forth above, such notice shall be deemed to have been delivered at a time when it would normally be delivered.

Annex 2

Table of Repayment Schedule of the Principal, Table of Interest Payment Schedule

The following shall apply to each Tranche.

1.    Repayment Schedule of the Principal of the Loan

(1) Tranche A

	Repayment Date of the Principal	Amount of Principal due for Repayment
The first repayment	June 24, 2016	Five percent (5%) of the total amount of principal in the Unpaid Loan Dues as at the Loan Drawdown Date
The second repayment	December 24, 2016	Five percent (5%) of the total amount of principal in the Unpaid Loan Dues as at the Loan Drawdown Date
The third repayment	June 24, 2017	Five percent (5%) of the total amount of principal in the Unpaid Loan Dues as at the Loan Drawdown Date
The fourth repayment	December 24, 2017	Five percent (5%) of the total amount of principal in the Unpaid Loan Dues as at the Loan Drawdown Date
The fifth repayment	June 24, 2018	Five percent (5%) of the total amount of principal in the Unpaid Loan Dues as at the Loan Drawdown Date
The sixth repayment	December 24, 2018	Five percent (5%) of the total amount of principal in the Unpaid Loan Dues as at the Loan Drawdown Date
The seventh repayment	June 24, 2019	Five percent (5%) of the total amount of principal in the Unpaid Loan Dues as at the Loan Drawdown Date
The eighth repayment	December 24, 2019	Five percent (5%) of the total amount of principal in the Unpaid Loan Dues as at the Loan Drawdown Date
The ninth repayment	June 24, 2020	Five percent (5%) of the total amount of principal in the Unpaid Loan Dues as at the Loan Drawdown Date
The tenth and the final repayment (Maturity Date)	December 24, 2020	The entire amount of the principal in the Unpaid Loan Dues in connection with Tranche A

(2)  Tranche B

	Repayment Date of the Principal	Amount of Principal due for Repayment
The first repayment	December 24, 2016	Five percent (5%) of the total amount of principal in the Unpaid Loan Dues as at the Loan Drawdown Date

The second repayment	June 24, 2017	Five percent (5%) of the total amount of principal in the Unpaid Loan Dues as at the Loan Drawdown Date
The third repayment	December 24, 2017	Five percent (5%) of the total amount of principal in the Unpaid Loan Dues as at the Loan Drawdown Date
The fourth repayment	June 24, 2018	Five percent (5%) of the total amount of principal in the Unpaid Loan Dues as at the Loan Drawdown Date
The fifth repayment	December 24, 2018	Five percent (5%) of the total amount of principal in the Unpaid Loan Dues as at the Loan Drawdown Date
The sixth repayment	June 24, 2019	Five percent (5%) of the total amount of principal in the Unpaid Loan Dues as at the Loan Drawdown Date
The seventh repayment	December 24, 2019	Five percent (5%) of the total amount of principal in the Unpaid Loan Dues as at the Loan Drawdown Date
The eighth repayment	June 24, 2020	Five percent (5%) of the total amount of principal in the Unpaid Loan Dues as at the Loan Drawdown Date
The ninth and the final repayment (Maturity Date)	December 24, 2020	The entire amount of the principal in the Unpaid Loan Dues in connection with Tranche B

2.  Interest Payment Schedule of the Loan

(1) Tranche A

Interest Payment Date
The first payment	June 24, 2016
From the second payment to the payment immediately preceding the final payment

The same day of the month (before applying the treatment of holidays) as the immediately preceding Interest Payment Date, in the month which is six months from (and including) the month that includes the immediately preceding Interest Payment Date.

The final payment	The Maturity Date for Tranche A

(2) Tranche B

Interest Payment Date
The first payment	December 24, 2016

From the second payment to the payment immediately preceding the final payment

The same day of the month (before applying the treatment of holidays) as the immediately preceding Interest Payment Date, in the month which is six months from (and including) the month that includes the immediately preceding Interest Payment Date.

The final payment	The Maturity Date for Tranche B